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EXHIBIT 10.3.6

CONFORMED COPY

ISDA MASTER AGREEMENT

6 JUNE 2007 ML MBS SERVICES LIMITED (Party A) HOLMES MASTER ISSUER PLC (Party B) THE BANK OF NEW YORK, LONDON BRANCH (as Security Trustee) International Swap Dealers Association, Inc.

ALLEN & OVERY

Allen & Overy LLP

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BETWEEN:

(1)	ML MBS SERVICES LIMITED (Party A);

(2)	HOLMES MASTER ISSUER PLC (Party B); and

(3)	THE BANK OF NEW YORK, LONDON BRANCH (as Security Trustee), have entered and/or anticipate entering into one or more transactions (each a Transaction) that are or will be governed by this Master Agreement, which includes the schedule (the Schedule), and the documents and other confirming evidence (each a Confirmation) exchanged between the parties confirming those Transactions.

ACCORDINGLY, THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	Definitions

The terms defined in Clause 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

1.2	Inconsistency

In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

1.3	Single Agreement

All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this Agreement), and the parties would not otherwise enter into any Transactions.

2.	OBLIGATIONS

2.1	General Conditions

(a)	Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(b)	Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(c)	Each obligation of each party under Clause 2.1(a) is subject to (i) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (ii) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (iii) each other applicable condition precedent specified in this Agreement.

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2.2	Change of Account

Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

2.3	Netting

If on any date amounts would otherwise be payable:

(a)	in the same currency; and

(b)	in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (b) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (b) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

2.4	Deduction or Withholding for Tax

(a)	Gross-Up

All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (X) will:

(i)	promptly notify the other party (Y) of such requirement;

(ii)	pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Clause 2.4) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(iii)	promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(iv)	if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether

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assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:

(A)	the failure by Y to comply with or perform any agreement contained in Clause 4(a)(i), 4(a)(iii) or 4(d); or

(B)	the failure of a representation made by Y pursuant to Clause 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(b)	Liability

If:

(i)	X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Clause 2.4(a)(iv);

(ii)	X does not so deduct or withhold; and

(iii)	a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Clause 4(a)(i), 4(a)(iii) or 4(d)).

2.5	Default Interest; Other Amounts

Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Clause 6.3, be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

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3.	REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Clause 3(f), at all times until the termination of this Agreement) that:

(a)	Basic Representations

(i)	Status

It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)	Powers

It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)	No Violation or Conflict

Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)	Consents

All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)	Obligations Binding

Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)	Absence of Certain Events

No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

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(c)	Absence of Litigation

There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)	Accuracy of Specified Information

All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Clause 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)	Payer Tax Representation

Each representation specified in the Schedule as being made by it for the purpose of this Clause 3(e) is accurate and true.

(f)	Payee Tax Representations

Each representation specified in the Schedule as being made by it for the purpose of this Clause 3(f) is accurate and true.

4.	AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:

(a)	Furnish Specified Information

It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:

(i)	any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)	any other documents specified in the Schedule or any Confirmation; and

(iii)	upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

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(b)	Maintain Authorisations

It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)	Comply with Laws

It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)	Tax Agreement

It will give notice of any failure of a representation made by it under Clause 3(f) to be accurate and true promptly upon learning of such failure.

(e)	Payment of Stamp Tax

Subject to Clause 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (Stamp Tax Jurisdiction) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.	EVENTS OF DEFAULT AND TERMINATION EVENTS

5.1	Events of Default

The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an Event of Default) with respect to such party:

(a)	Failure to Pay or Deliver

Failure by the party to make, when due, any payment under this Agreement or delivery under Clause 2.1(a) or 2.5 required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(b)	Breach of Agreement

Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Clause 2.1(a) or 2.5 or to give notice of a Termination Event or any agreement or obligation under Clause 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the 13th day after notice of such failure is given to the party;

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(c)	Credit Support Default

(i)	Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(ii)	the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(iii)	the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(d)	Misrepresentation

A representation (other than a representation under Clause 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(e)	Default under Specified Transaction

The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (i) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (ii) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (iii) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(f)	Cross Default

If Cross Default is specified in the Schedule as applying to the party, the occurrence or existence of (i) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (ii) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

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(g)	Bankruptcy

The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:

(i)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(ii)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(iii)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(iv)	institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(v)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(vi)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(vii)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(viii)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or

(ix)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(h)	Merger Without Assumption

The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:

(i)	the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

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(ii)	the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

5.2	Termination Events

The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (a) below, a Tax Event if the event is specified in (b) below or a Tax Event Upon Merger if the event is specified in (c) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (d) below or an Additional Termination Event if the event is specified pursuant to (e) below:

(a)	Illegality

Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Clause 4(b)) for such party (which will be the Affected Party):

(i)	to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(ii)	to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(b)	Tax Event

Due to (i) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (ii) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (A) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Clause 2.4(a)(iv) (except in respect of interest under Clause 2.5, 6.4(b) or 6.5) or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Clause 2.5, 6.4(b) or 6.5) and no additional amount is required to be paid in respect of such Tax under Clause 2.4(a)(iv) (other than by reason of Clause 2.4(a)(iv)(A) or (B));

(c)	Tax Event Upon Merger

The party (the Burdened Party) on the next succeeding Scheduled Payment Date will either (i) be required to pay an additional amount in respect of an Indemnifiable Tax under Clause 2.4(a)(iv) (except in respect of interest under Clause 2.5, 6.4(b) or 6.5) or (ii) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Clause 2.4(a)(iv)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Clause 5.1(h);

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(d)	Credit Event Upon Merger

If Credit Event Upon Merger is specified in the Schedule as applying to the party, such party (X), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Clause 5.1(h) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(e)	Additional Termination Event

If any Additional Termination Event is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

5.3	Event of Default and Illegality

If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.	EARLY TERMINATION

6.1	Right to Terminate Following Event of Default

If at any time an Event of Default with respect to a party (the Defaulting Party) has occurred and is then continuing, the other party (the Non-defaulting Party) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, Automatic Early Termination is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Clause 5.1(g)(i), (iii), (v), (vi) or, to the extent analogous thereto, (viii), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Clause 5.1(g)(iv) or, to the extent analogous thereto, (viii).

6.2	Right to Terminate Following Termination Event

(a)	Notice

If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(b)	Transfer to Avoid Termination Event

If either an Illegality under Clause 5.2(a)(i) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Clause 6.2(d), use all reasonable efforts (which will not require such party to incur a loss, excluding

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immaterial, incidental expenses) to transfer within 20 days after it gives notice under Clause 6.2(a) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Clause 6.2(a).

Any such transfer by a party under this Clause 6.2(b) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(c)	Two Affected Parties

If an Illegality under Clause 5.2(a)(i) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Clause 6.2(a) on action to avoid that Termination Event.

(d)	Right to Terminate

If:

(i)	a transfer under Clause 6.2(b) or an agreement under Clause 6.2(c), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Clause 6.2(a); or

(ii)	an Illegality under Clause 5.2(a)(ii), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

6.3	Effect of Designation

(a)	If notice designating an Early Termination Date is given under Clause 6.1 or 6.2, the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(b)	Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Clause 2.1(a) or 2.5 in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Clause 6.5.

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6.4	Calculations

(a)	Statement

On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Clause 6.5 and will provide to the other party a statement (i) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Clause 6.5) and (ii) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(b)	Payment Date

An amount calculated as being due in respect of any Early Termination Date under Clause 6.5 will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

6.5	Payments on Early Termination

If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either Market Quotation or Loss, and a payment method, either the First Method or the Second Method. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that Market Quotation or the Second Method, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Clause will be subject to any Set-off.

(a)	Events of Default

If the Early Termination Date results from an Event of Default:

(i)	First Method and Market Quotation

If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(ii)	First Method and Loss

If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

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(iii)	Second Method and Market Quotation

If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(iv)	Second Method and Loss

If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(b)	Termination Events

If the Early Termination Date results from a Termination Event:

(i)	One Affected Party

If there is one Affected Party, the amount payable will be determined in accordance with Clause 6.5(a)(iii), if Market Quotation applies, or Clause 6.5(a)(iv), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(ii)	Two Affected Parties

If there are two Affected Parties:

(A)	if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (X) and the Settlement Amount of the party with the lower Settlement Amount (Y) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)	if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (X) and the Loss of the party with the lower Loss (Y).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

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(c)	Adjustment for Bankruptcy

In circumstances where an Early Termination Date occurs because Automatic Early Termination applies in respect of a party, the amount determined under this Clause 6.5 will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Clause 6.4(b).

(d)	Pre-Estimate

The parties agree that if Market Quotation applies an amount recoverable under this Clause 6.5 is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.	TRANSFER

Subject to Clause 6.2(b), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:

(a)	a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)	a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Clause 6.5.

Any purported transfer that is not in compliance with this Clause will be void.

8.	CONTRACTUAL CURRENCY

8.1	Payment in the Contractual Currency

Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the Contractual Currency). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

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8.2	Judgments

To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (a) for the payment of any amount owing in respect of this Agreement, (b) for the payment of any amount relating to any early termination in respect of this Agreement or (c) in respect of a judgment or order of another court for the payment of any amount described in (a) or (b) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term rate of exchange includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

8.3	Separate Indemnities

To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

8.4	Evidence of Loss

For the purpose of this Clause 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.	MISCELLANEOUS

9.1	Entire Agreement

This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

9.2	Amendments

No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

9.3	Survival of Obligations

Without prejudice to Clauses 2.1(c) and 6.3(b), the obligations of the parties under this Agreement will survive the termination of any Transaction.

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9.4	Remedies Cumulative

Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

9.5	Counterparts and Confirmations

(a)	This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(b)	The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

9.6	No Waiver of Rights

A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

9.7	Headings

The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.	OFFICES; MULTIBRANCH PARTIES

10.1	If Clause 10.1 is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

10.2	Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

10.3	If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.	EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support

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Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.	NOTICES

12.1	Effectiveness

Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Clause 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:

(a)	if in writing and delivered in person or by courier, on the date it is delivered;

(b)	if sent by telex, on the date the recipient’s answerback is received;

(c)	if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(d)	if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(e)	if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

12.2	Change of Addresses

Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.	GOVERNING LAW AND JURISDICTION

13.1	Governing Law

This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

13.2	Jurisdiction

With respect to any suit, action or proceedings relating to this Agreement (Proceedings), each party irrevocably:

(a)	submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

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(b)	waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Clause 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

13.3	Service of Process

Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Clause 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

13.4	Waiver of Immunities

Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (a) suit, (b) jurisdiction of any court, (c) relief by way of injunction, order for specific performance or for recovery of property, (d) attachment of its assets (whether before or after judgment) and (e) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.	DEFINITIONS

As used in this Agreement:

Additional Termination Event has the meaning specified in Clause 5.2.

Affected Party has the meaning specified in Clause 5.2.

Affected Transactions means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

Affiliate means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, control of any entity or person means ownership of a majority of the voting power of the entity or person.

Applicable Rate means:

(a)	in respect of obligations payable or deliverable (or which would have been but for Clause 2.1(c)) by a Defaulting Party, the Default Rate;

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(b)	in respect of an obligation to pay an amount under Clause 6.5 of either party from and after the date (determined in accordance with Clause 6.4(b)) on which that amount is payable, the Default Rate;

(c)	in respect of all other obligations payable or deliverable (or which would have been but for Clause 2.1(c)) by a Non-defaulting Party, the Non-default Rate; and

(d)	in all other cases, the Termination Rate.

Burdened Party has the meaning specified in Clause 5.2.

Change in Tax Law means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

consent includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

Credit Event Upon Merger has the meaning specified in Clause 5.2.

Credit Support Document means any agreement or instrument that is specified as such in this Agreement.

Credit Support Provider has the meaning specified in the Schedule.

Default Rate means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

Defaulting Party has the meaning specified in Clause 6.1.

Early Termination Date means the date determined in accordance with Clause 6.1 or 6.2(d).

Event of Default has the meaning specified in Clause 5.1 and, if applicable, in the Schedule.

Illegality has the meaning specified in Clause 5.2.

Indemnifiable Tax means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

law includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and lawful and unlawful will be construed accordingly.

Local Business Day means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any

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obligation under Clause 2.1(a), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Clause 5.1(a), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Clause 2.2, in the place where the relevant new account is to be located and (d) in relation to Clause 5.1(e)(ii), in the relevant locations for performance with respect to such Specified Transaction.

Loss means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Clause 6.5(a)(i) or (iii) or 6.5(b)(ii)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Clause 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

Market Quotation means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the Replacement Transaction) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Clause 2.1(a) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Clause 6.5, and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than

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three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

Non-default Rate means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

Non-defaulting Party has the meaning specified in Clause 6.1.

Office means a branch or office of a party, which may be such party’s head or home office.

Potential Event of Default means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

Reference Market-makers means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

Relevant Jurisdiction means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

Scheduled Payment Date means a date on which a payment or delivery is to be made under Clause 2.1(a) with respect to a Transaction.

Set-off means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Clause 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

Settlement Amount means, with respect to a party and any Early Termination Date, the sum of:

(a)	the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)	such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

Specified Entity has the meaning specified in the Schedule.

Specified Indebtedness means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

Specified Transaction means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate

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transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

Stamp Tax means any stamp, registration, documentation or similar tax.

Tax means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

Tax Event has the meaning specified in Clause 5.2.

Tax Event Upon Merger has the meaning specified in Clause 5.2.

Terminated Transactions means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if Automatic Early Termination applies, immediately before that Early Termination Date).

Termination Currency has the meaning specified in the Schedule.

Termination Currency Equivalent means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the Other Currency), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11.00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Clause 6.5, be selected in good faith by that party and otherwise will be agreed by the parties.

Termination Event means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

Termination Rate means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

Unpaid Amounts owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Clause 2.1(c)) to such party under Clause 2.1(a) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Clause 2.1(a) which was (or would have been but for Clause 2.1(c)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date,

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an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Clause 6.5 or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS whereof the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

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SIGNATORIES

ML MBS SERVICES LIMITED

By:          /s/ PHIL JUNOD
Name:
Title:

Confirmed as of the date first written:

HOLMES MASTER ISSUER PLC

By:          /s/ T.C.R. SHEPHERD
Name:
Title:

THE BANK OF NEW YORK, LONDON BRANCH

By:          /s/ D. PARENTE
Name:
Title:

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Series 2 Class B1

SCHEDULE TO THE MASTER AGREEMENT

6 JUNE 2007 Between ML MBS SERVICES LIMITED and HOLMES MASTER ISSUER PLC and THE BANK OF NEW YORK, LONDON BRANCH

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SERIES 2 CLASS B1

SCHEDULE TO THE MASTER AGREEMENT

dated as of 6 June 2007

BETWEEN:

(1)	ML MBS SERVICES LIMITED (Party A);

(2)	HOLMES MASTER ISSUER PLC (Party B); and

(3)	THE BANK OF NEW YORK, LONDON BRANCH (the Master Issuer Security Trustee, which expression shall include its successors and assigns and which has agreed to become a party to this Agreement solely for the purpose of taking the benefit of or assuming the obligations under Part 5(2), Part 5(12) and Part 5(7.7) of the Schedule to this Agreement).

PART 1

TERMINATION PROVISIONS

1.	Specified Entity means in relation to Party A for the purpose of:

(a)	Clause 5.1(e), none;

(b)	Clause 5.1(f), none;

(c)	Clause 5.1(g), none;

(d)	Clause 5.2(d), none,

and in relation to Party B for the purpose of:

(i)	Clause 5.1(e), none;

(ii)	Clause 5.1(f), none;

(iii)	Clause 5.1(g), none;

(iv)	Clause 5.2(d), none.

2.	Specified Transaction will have the meaning specified in Clause 14.

3.	The Cross Default provisions of Clause 5.1(f) will not apply to Party A and will not apply to Party B.

4.	The Credit Event Upon Merger provisions of Clause 5.2(d) will not apply to Party A and will not apply to Party B.

5.	The Automatic Early Termination provision of Clause 6.1 will not apply to Party A and will not apply to Party B.

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6.	Payments on Early Termination. For the purposes of Clause 6.1 and subject to Part 5 (16) of this Agreement:

(a)	Market Quotation will apply.

(b)	The Second Method will apply.

7.	Termination Currency means Sterling.

8.	Additional Termination Event will apply. In addition to the Additional Termination Events set forth in Part 5(7.8) of this Agreement, the following will each constitute an Additional Termination Event:

(a)	The Additional Tax Representation (as defined in Part 5(6) of this Agreement) proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated. For the purpose of the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(b)	The Relevant Notes are redeemed in full in accordance with the provisions of Condition 5.5 (Optional Redemption for Tax and other Reasons) of the Terms and Conditions. In relation to the foregoing Additional Termination Event, for the purposes of Clause 6.2(d) both parties shall be Affected Parties and all Transactions shall be Affected Transactions and for the purposes of Clause 6.5 Party B shall be the sole Affected Party.

(c)	Party A has failed to comply with the requirements of Section 4 of the Swap Disclosure Agreement entered into by Party A and Party B subsequent to the date hereof. For the purpose of the foregoing Termination Event, the Affected Party will be Party A only.

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PART 2

TAX REPRESENTATIONS

1.	Payer Representations

For the purpose of Clause 3(e) of this Agreement, Party A and Party B each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Clause 2.5, 6.4(b) or 6.5 of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Clause 3(f) of this Agreement, (b) the satisfaction of the agreement contained in Clause 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Clause 4(a)(i) or 4(a)(iii) of this Agreement and (c) the satisfaction of the agreement of the other party contained in Clause 4(d) of this Agreement, provided that it will not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Clause 4(a)(iii) by reason of material prejudice to its legal or commercial position.

2.	Payee Representations

For the purposes of Clause 3(f) of this Agreement, Party A and Party B make no representations.

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PART 3

AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Clauses 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are: None.

(b)	Other documents to be delivered are:

Party required to deliver Document	Form/Document/ Certificate	Date by which to be delivered	Covered by Clause 3(d) Representation
Party A and Party B	Appropriate evidence of its signatory’s authority	On signing of this Agreement	Yes
Party B	Certified copy of board resolution and constitutional documents	On signing of this Agreement	Yes
Party A	Legal opinion in form and substance satisfactory to Party B	On signing of this Agreement	No
Party B	Legal opinion in form and substance satisfactory to Party A	On signing of this Agreement	No

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PART 4

MISCELLANEOUS

1.	Addresses for Notices

For the purpose of Clause 12.1 of this Agreement:

Address for notices or communications to Party A:

Address:	Merrill Lynch Finance Centre 2 King Edward Street London EC1A 1HQ

Attention:	Phil Junod

Telephone No.:	+44 (0)2079960980

Address for notices or communications to Party B:

Address:	c/o Abbey National plc Abbey National House 2 Triton Square Regent’s Place London NW1 3AN

Attention:	Company Secretary

Facsimile No.:	+44 (0) 20 7756 5627

Copy:	c/o Abbey National plc Abbey House (AAM129) 201 Grafton Gate East Milton Keynes MK9 1AN

Attention:	Securitisation Team, Retail Credit Risk

Facsimile No.:	+44 (0) 1908 343 019

With a copy to the Master Issuer Security Trustee:

Address:	40th Floor, One Canada Square London E14 5AL

Attention:	Global Structured Finance - Corporate Trustee

Facsimile No.:	+44(0) 20 7964 6061/6399

2.	Process Agent

For the purpose of Clause 13.3 of this Agreement:

Party A appoints as its Process Agent: None.

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Party B appoints as its Process Agent: None.

3.	Offices

The provisions of Clause 10.1 will apply to this Agreement.

4.	Multibranch Party

For the purpose of Clause 10.3 of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

5.	Calculation Agent

The Calculation Agent is Party A.

6.	Credit Support Document

Details of any Credit Support Document:

In respect of Party A, each of the Credit Support Annex dated on or about the date of this Agreement and any Eligible Guarantee.

In respect of Party B, none.

7.	Credit Support Provider

Credit Support Provider means in relation to Party A, Merrill Lynch & Co., Inc. (the Guarantor) and any other guarantor of Party A’s obligations under this Agreement.

Credit Support Provider means in relation to Party B, none.

8.	Governing Law

This Agreement will be governed by and construed in accordance with the laws of England and Wales.

9.	Netting of Payments

Subparagraph (b) of Clause 2.3 of this Agreement will apply to Transactions entered into under this Agreement.

10.	Affiliate will have the meaning specified in Clause 14 of this Agreement save for the purpose of clause 3(c) Absence of Litigation, Party A shall be deemed to have no Affiliates.

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PART 5

OTHER PROVISIONS

1.	No Set-off

1.1	All payments under this Agreement will be made without set-off or counterclaim, except as expressly provided for in Clause 6 or this Schedule.

1.2	Clause 6.5 is amended by the deletion of the following sentence:

“The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Clause will be subject to any Set-off.”

2.	Security Interest

Notwithstanding Clause 7, Party A hereby agrees and consents to the assignment by way of security by Party B of its interests under this Agreement (without prejudice to, and after giving effect to, any contractual netting provision contained in this Agreement) to the Master Issuer Security Trustee (or any successor thereto or permitted transferee) pursuant to and in accordance with the Master Issuer Deed of Charge and acknowledges notice of such assignment. Each of the parties hereby confirms and agrees that the Master Issuer Security Trustee shall not be liable for any of the obligations of Party B hereunder.

3.	Disapplication of certain Events of Default

Clause 5.1(e) will not apply in respect of Party A.

Clauses 5.1(b), 5.1(c), 5.1(d), 5.1(e), 5.1(g)(ii), (iii), (iv) (to the extent that it relates to actions taken by Party A or its Affiliates), (vi) (to the extent that it relates to any appointment effected by or pursuant to the Transaction Documents or any appointment that Party B has become subject to), (vii) and (ix), and 5.1(h) will not apply in respect of Party B.

Clause 5.1(g)(viii) will not apply to Party B to the extent that it relates to Clauses 5.1(g)(ii), (iii), (iv) (to the extent that it relates to actions taken by Party A or its Affiliates), (vii) and (viii).

4.	Additional conditions to application of certain Termination Events

The Agreement is amended by deleting Clause 6.2(b) in its entirety and replacing it with the following:

“(ii)	Transfer or Restructuring to Avoid Termination Event. If either an Illegality under Clause 5.2(a)(i) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Clause 6.2(d), within 20 days after it gives notice under Clause 6.2(a), (A) transfer all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates that is an Eligible Replacement so that such Termination Event ceases to exist, provided that, in case of an Illegality, the Affected Party will only be required to use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to cause such a transfer or (B) (in relation to a Tax Event or a Tax Event Upon Merger only) replace the Affected Transaction(s) with one or more transactions (1) with terms that (x) have the effect of preserving for Party B the economic

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equivalent of all payment and delivery obligations (whether absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement immediately before such replacement and (y) are, in all material respects, no less beneficial for Party B than the terms of this Agreement immediately before such replacement, as determined by Party B and (2) so that such Termination Event ceases to exist.

If the Affected Party is not able to cause such a transfer or restructuring it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer or cause such a restructuring within 30 days after the notice is given under Clause 6.2(a).

Any transfer by a party under clause (A) of this Clause 6.2(b) will be subject to and conditional upon the prior written consent of the other party. Any restructuring by a party under clause (B) of this Clause 6.2(b) will be subject to and conditional upon the confirmation from the Rating Agencies (other than Moody’s) that the restructuring will not adversely affect the then current rating of the Relevant Notes and the prior written consent of the other party.”

5.	Additional Event of Default

The following will constitute an additional Event of Default with respect to Party B:

“The Note Trustee serves a Note Enforcement Notice in relation to the Relevant Notes pursuant to Condition 9 of the Terms and Conditions on Party B (in which case Party B shall be the Defaulting Party).”

6.	Additional Tax Representation

6.1	Party A makes the following representation (the Additional Tax Representation), which representation shall be deemed to be repeated at all times until the end of each Transaction:

(a)	it is resident in the United Kingdom for United Kingdom tax purposes; or

(b)	it is party to each Transaction solely for the purposes of a trade (or part of a trade) carried on by it in the United Kingdom through a permanent establishment and otherwise than as agent or nominee of another person (as those expressions are construed for the purposes of paragraph 31(6)(a) and (b) of Schedule 26 to the Finance Act 2002, as amended or re-enacted from time to time); or

(c)	it is resident in a jurisdiction that has a double taxation convention or treaty with the United Kingdom which has effect by virtue of section 788 of the Income and Corporation Taxes Act 1988 and under which provision, whether for relief or otherwise, in relation to interest (as defined in the relevant treaty or convention) is made and it is party to each Transaction otherwise than as agent or nominee for another person (as those expressions are construed for the purposes of paragraphs 31(7) and (8) of Schedule 26 to the Finance Act 2002, as amended or re-enacted from time to time).

6.2	Clause 5.1(d) is amended with respect to Party A only by the insertion of the following after the words “Clause 3(e) or (f)”:

“or Part 5(6) of the Schedule”.

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7.	Rating Events

7.1	Initial S&P Rating Event

In the event that the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor or permitted transferee) or any Credit Support Provider from time to time in respect of Party A, if Party A or such Credit Support Provider is a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company as contemplated by the S&P Criteria as defined in the Credit Support Annex (any such entity a Financial Institution), cease to be rated at least as high as “A-1” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (S&P) (an Initial S&P Rating Event), then:

(a)	Party A will, within ten Business Days (as defined in the Confirmation in respect of the Transaction under this Agreement) of the occurrence of such Initial S&P Rating Event, provide collateral under the provisions of the Credit Support Annex; and

(b)	at its own discretion, and at its own cost, Party A may:

(i)	subject to Part 5 (17) below, transfer all of its rights and obligations with respect of this Agreement to a replacement third party approved by the Master Issuer Security Trustee, whose consent shall be given if either (A) the short-term, unsecured and unsubordinated debt obligations of the entity are rated at least “A-1” by S&P, or (B) such replacement third party is agreed between Party A and S&P, provided that, in all cases, such action does not result in any requirement for deduction or withholding for or on account of any Tax;

(ii)	obtain a co-obligation or guarantee in respect of its rights and obligations with respect to this Agreement from a third party satisfactory to the Master Issuer Security Trustee (whose consent shall be given if the short-term, unsecured and unsubordinated debt obligations of the co-obligor or guarantor are rated at least “A-1” by S&P), provided that, in all cases, such action does not result in any requirement for deduction or withholding for or on account of any Tax; or

(iii)	take such other action as Party A may agree with S&P, provided that, in all cases, such action does not result in any requirement for deduction or withholding for or on account of any Tax.

7.2	Subsequent S&P Rating Event

In the event that the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor or permitted transferee) or any Credit Support Provider from time to time in respect of Party A cease to be rated at least as high as “A-2” by S&P (or, if Party A or such Credit Support Provider is not a Financial Institution, “A-1”) (such event, a Subsequent S&P Rating Event), then Party A will:

(a)	within ten Business Days (as defined in the Confirmation in respect of the Transaction under this Agreement) of the occurrence of such Subsequent S&P Rating Event, provide collateral under the provisions of the Credit Support Annex (or, if at the time such Subsequent S&P Rating Event occurs, Party A has provided collateral under the Credit Support Annex pursuant to subparagraph 7.1(a) above following an Initial S&P Rating Event, provide additional collateral under the provisions of the Credit Support Annex); and

(b)	at its own cost and expense, use its best endeavours to take any of the actions set out in subparagraph 7.1(b)(i) or 7.1(b)(ii) above immediately upon the occurrence of such

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Subsequent S&P Rating Event, to be implemented within 60 calendar days of such Subsequent S&P Rating Event, or take such other action as Party A may agree with S&P.

7.3	Moody’s Definitions

Moody’s Short-term Rating means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

Relevant Entities means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement and, so long as ML MBS Services Limited is Party A, the Guarantor.

The First Rating Trigger Requirements shall apply so long as none of the Relevant Entities has the First Trigger Required Ratings.

An entity shall have the First Trigger Required Ratings (a) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A2” or above by Moody’s and (b) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A1” or above by Moody’s.

The Second Rating Trigger Requirements shall apply so long as none of the Relevant Entities has the Second Trigger Required Ratings.

An entity shall have the Second Trigger Required Ratings (a) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s and (b) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s.

7.4	Subsequent Moody’s Rating Event

So long as the Second Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, procure either (a) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor with the First Trigger Required Ratings and/or the Second Trigger Required Ratings or (b) a transfer in accordance with Part 5 (17) below.

7.5	Fitch Rating Event

In the event that:

(a)	the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor or permitted transferee) or any Credit Support Provider from time to time in respect of Party A cease to be rated at least as high as “A+” (or its equivalent) by Fitch Ratings Ltd (Fitch); or

(b)	the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor or permitted transferee) or any Credit Support Provider from time to time in respect of Party A cease to be rated at least as high as “F1” (or its equivalent) by Fitch, and as a result of such cessation, the then current rating of the Relevant Notes is downgraded by Fitch or placed under credit watch for possible downgrade by Fitch (a Fitch Rating Event) then Party A will, on a reasonable efforts basis within 30 days of the occurrence of such Fitch Rating Event, at its own cost, either:

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(i)	provide collateral under the Credit Support Annex;

(ii)	subject to Part 5 (17) below, transfer all of its rights and obligations with respect to this Agreement to a replacement third party satisfactory to the Master Issuer Security Trustee (whose consent shall be given if the short-term, unsecured and unsubordinated debt obligations of the third party and the long-term, unsecured and unsubordinated debt obligations of the third party are then rated not less than “F1” (or its equivalent) and “A+” (or its equivalent), respectively, by Fitch or Fitch otherwise confirms that such transfer would maintain the ratings of the Relevant Notes by Fitch at, or restore the rating of the Relevant Notes by Fitch to, the level at which it was immediately prior to such Fitch Rating Event), provided that, in all cases, such action does not result in any requirement for deduction or withholding for or on account of any Tax;

(iii)	obtain a co-obligation or guarantee of its rights and obligations with respect to this Agreement from a third party satisfactory to the Master Issuer Security Trustee (whose consent shall be given if the short-term, unsecured and unsubordinated debt obligations of the third party and the long-term, unsecured and unsubordinated debt obligations of the third party are then rated not less than “F1” (or its equivalent) and “A+” (or its equivalent), respectively, by Fitch or Fitch otherwise confirms that such co-obligation or guarantee would maintain the rating of the Relevant Notes by Fitch at, or restore the rating of the Relevant Notes by Fitch to, the level at which it was immediately prior to such Fitch Rating Event), provided that, in all cases, such action does not result in any requirement for deduction or withholding for or on account of any Tax; or

(iv)	take such other action as Party A may agree with Fitch as will result in the rating of the Relevant Notes by Fitch following the taking of such action being maintained at, or restored to, the level at which it was immediately prior to such Fitch Rating Event, provided that, in all cases, such action does not result in any requirement for deduction or withholding for or on account of any Tax.

If any of subparagraphs 7.5(ii), 7.5(iii) or 7.5(iv) above are satisfied at any time, Party A will not be required to transfer any additional collateral in respect of such Fitch Rating Event.

7.6	First Subsequent Fitch Rating Event

If:

(a)	the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor or permitted transferee) or any Credit Support Provider from time to time in respect of Party A cease to be rated at least as high as “BBB+” (or its equivalent) by Fitch; or

(b)	the rating of the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor or permitted transferee) or any Credit Support Provider from time to time in respect of Party A cease to be rated at least as high as “F2” (or its equivalent) by Fitch,

(each a First Subsequent Fitch Rating Event),

Party A will at its own cost and expense use its best endeavours to:

(i)	provide collateral under the Credit Support Annex within 30 days of such First Subsequent Fitch Rating Event (in accordance with Paragraph 11.8(g) of the Credit Support Annex); or

(ii)	take any of the actions set out in subparagraphs 7.5(ii), 7.5(iii) or 7.5(iv) above within 30 days of the occurrence of such First Subsequent Fitch Rating Event.

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If any of the actions set out in subparagraph 7.6(b)(ii) above is taken at any time, Party A will not be required to transfer any additional collateral in respect of such First Subsequent Fitch Rating Event.

7.7	Second Subsequent Fitch Rating Event

If:

(a)	the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor or permitted transferee) or any Credit Support Provider from time to time in respect of Party A cease to be rated at least as high as “BBB-” (or its equivalent) by Fitch; or

(b)	the rating of the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor or permitted transferee) or any Credit Support Provider from time to time in respect of Party A cease to be rated at least as high as “F3” (or its equivalent) by Fitch,

(each a Second Subsequent Fitch Rating Event and together with the First Subsequent Fitch Rating Events the Subsequent Fitch Rating Events and each a Subsequent Fitch Rating Event),

Party A will:

(i)	at its own cost and expense, use its best endeavours to take any of the actions set out in subparagraphs 7.5(ii), 7.5(iii) or 7.5(iv) above within 30 days of the occurrence of such Subsequent Fitch Rating Event; and

(ii)	if, at the time such Second Subsequent Fitch Rating Event occurs, Party A has provided collateral under the Credit Support Annex pursuant to subparagraph 7.5(b)(i) or 7.6(b)(i) above following a Fitch Rating Event or a First Subsequent Fitch Rating Event, as the case may be, continue to post collateral notwithstanding the occurrence of such Second Subsequent Fitch Rating Event (in accordance with Paragraph 11.8(g) of the Credit Support Annex) until such time as the action set out in subparagraph 7.7(i) above has been taken.

If any of the actions set out in subparagraph 7.7(i) above is taken at any time, Party A will not be required to transfer any additional collateral in respect of such Second Subsequent Fitch Rating Event.

7.8	Implications of Rating Events

Each of the following provisions (a) to (g) (inclusive) is without prejudice to the consequences of Party A (a) breaching any provision of this Agreement other than the subparagraph of this paragraph 7 to which each such provision refers or (b) failing to post collateral under the Credit Support Annex in accordance with the requirements of any rating agency other than the rating agency to which each such provision refers.

(a)	If Party A does not take any of the measures described in subparagraph 7.1 above (and regardless of whether reasonable efforts have been used to implement any of those measures) such failure shall not be or give rise to an Event of Default but shall constitute an Additional Termination Event with respect to Party A which shall be deemed to have occurred on the next Business Day after the tenth Business Day following the Initial S&P Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

(b)	If, at the time a Subsequent S&P Rating Event occurs, Party A has provided collateral under the Credit Support Annex pursuant to subparagraph 7.1(a) above and fails to continue to post collateral pending compliance with subparagraph 7.2(a) above, such failure will not be

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or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A and will be deemed to have occurred on the next Business Day after the tenth Business Day following such Subsequent S&P Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions. Further, an Additional Termination Event with respect to Party A shall be deemed to have occurred if, even if Party A continues to post collateral as required by subparagraph 7.2(a) above, and notwithstanding Clause 5.1(b), Party A does not take the measure described in subparagraph 7.2(b) above (and regardless of whether best endeavours have been used to implement any of those measures). Such Additional Termination Event will be deemed to have occurred on the next Business Day after the sixtieth day following the Subsequent S&P Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

(c)	Any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex in accordance with the Moody’s provisions shall not be an Event of Default unless (i) the Second Rating Trigger Requirements apply and at least 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

Notwithstanding any other provision of this Agreement, an Event of Default will occur with respect to Party A if (A) on any Valuation Date, the Second Rating Trigger Requirements apply, the Delivery Amount equals or exceeds the Transferor’s Minimum Transfer Amount and Party A fails to post sufficient collateral to ensure that the amount calculated under paragraph (1) of Delivery Amount is no greater than zero and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(d)	Each of the following shall constitute an Additional Termination Event with Party A as Affected Party:

First Rating Trigger Collateral. Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A and either (i) the Second Rating Trigger Requirements do not apply and the First Rating Trigger Requirements apply or (ii) less than 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply.

Second Rating Trigger Replacement. (i) The Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (ii) at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that paragraphs (a) and (c) in Part 5 (16) below) apply and which remains capable of becoming legally binding upon acceptance.

(e)	If Party A does not take any of the measures described in subparagraph 7.5 above (and regardless of whether reasonable efforts have been used to implement any of those measures) such failure shall not be or give rise to an Event of Default but shall constitute an Additional Termination Event with respect to Party A which shall be deemed to have occurred on the next Business Day after the thirtieth day following the Fitch Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

(f)	If Party A does not take any of the measures described in subparagraph 7.6 above (and regardless of whether reasonable efforts have been used to implement any of those

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measures) such failure shall not be or give rise to an Event of Default but shall constitute an Additional Termination Event with respect to Party A which shall be deemed to have occurred on the next Business Day after the thirtieth day following the First Subsequent Fitch Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

(g)	If, at the time a Second Subsequent Fitch Rating Event occurs, Party A has provided collateral under the Credit Support Annex pursuant to subparagraph 7.5(i) or subparagraph 7.6(i) and fails to continue to post collateral pending compliance with subparagraph 7.7(i) above, or fails promptly to appoint an independent verification agent, such failure will not be or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A and will be deemed to have occurred on the later of the next Business Day after the tenth day following such Second Subsequent Fitch Rating Event and the next Business Day after the thirtieth day following any prior Fitch Rating Event or First Subsequent Fitch Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions. Further, an Additional Termination Event with respect to Party A shall be deemed to have occurred if, even if Party A continues to post collateral as required by subparagraph 7.7(ii) above, and notwithstanding Clause 5.1(b), Party A does not take the measures described in subparagraph 7.7(i) above (and regardless of whether best endeavours have been used to implement any of those measures). Such Additional Termination Event will be deemed to have occurred on the thirtieth day following the Second Subsequent Fitch Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

Each of Party B and the Master Issuer Security Trustee shall use their reasonable endeavours to co-operate with Party A in putting in place such credit support documentation, including (without limitation) agreeing to such arrangements in such documentation as may satisfy S&P, Moody’s and/or Fitch, as applicable, with respect to the operation and management of the collateral and entering into such documents as may reasonably be requested by Party A in connection with the provision of such collateral or in connection with any of the other measures which Party A may take under this Part 5(7) following the rating events described herein.

8.	Additional Representations

Clause 3 is amended by the addition at the end thereof of the following additional representations:

“(g)	No Agency

It is entering into this Agreement and each Transaction as principal and not as agent of any person or entity.”

9.	Recording of Conversations

Each party to this Agreement acknowledges and agrees to the tape recording of conversations between the parties to this Agreement.

10.	Relationship between the Parties

The Agreement is amended by the insertion after Clause 14 of an additional Clause 15, reading in its entirety as follows:

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“15.	Relationship between the Parties

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a)	Non Reliance

It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(b)	Assessment and Understanding

It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(c)	Status of Parties

The other party is not acting as a fiduciary or an adviser for it in respect of that Transaction.”

11.	Tax

The Agreement is amended by deleting Clause 2.4 in its entirety and replacing it with the following:

“(d)	Deduction or Withholding for Tax

(a)	Requirement to Withhold

All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required (including, for the avoidance of doubt, if such deduction or withholding is required in order for the payer to obtain relief from Tax) by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party (X) is so required to deduct or withhold, then that party (the Deducting Party):

(i)	will promptly notify the other party (Y) of such requirement;

(ii)	will pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any Gross Up Amount (as defined below) paid by the Deducting Party to Y under this Clause 2.4) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

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(iii)	will promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(iv)	if X is Party A, will promptly pay in addition to the payment to which Party B is otherwise entitled under this Agreement, such additional amount (the Gross Up Amount) as is necessary to ensure that the net amount actually received by Party B will equal the full amount which Party B would have received had no such deduction or withholding been required.

(b)	Liability

If:

(i)	X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding for or on account of any Tax in respect of payments under this Agreement;

(ii)	X does not so deduct or withhold; and

(iii)	a liability resulting from such Tax is assessed directly against X,

then, except to the extent that Y has satisfied or then satisfies the liability resulting from such Tax, (A) where X is Party B, Party A will promptly pay to Party B the amount of such liability (the Liability Amount) (including any related liability for interest and together with an amount equal to the Tax payable by Party B on receipt of such amount but only including any related liability for penalties if Party A has failed to comply with or perform any agreement contained in Clause 4(a)(i), 4(a)(iii) or 4(d)) and Party B will promptly pay to the relevant government revenue authority the amount of such liability (including any related liability for interest and penalties) and (B) where X is Party A and Party A would have been required to pay a Gross Up Amount to Party B, Party A will promptly pay to the relevant government revenue authority the amount of such liability (including any related liability for interest and penalties).

(c)	Tax Credit etc.

Where Party A pays an amount in accordance with Clause 2.4(a)(iv), Party B undertakes as follows:

(i)	to the extent that Party B obtains any credit, allowance, set-off or repayment in respect of Tax from the tax authorities of any jurisdiction relating to any deduction or withholding giving rise to such payment (a Tax Credit), it shall pay to Party A, as soon as practical after receipt of the same, so much of the cash benefit (as calculated below) relating thereto which it has received as will leave Party B in substantially the same (but in any event no worse) position as Party B would have been in if no such deduction or withholding had been required;

(ii)	the “cash benefit”, in the case of a credit, allowance or set-off, will be the additional amount of Tax which would have been payable by Party B in the relevant jurisdiction referred to in (i) above but for the obtaining by Party B of the said Tax Credit and, in the case of a repayment, will be the amount of the repayment together with any related interest or similar payment obtained by Party B;

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(iii)	to use all reasonable endeavours to obtain any Tax Credit as soon as is reasonably practicable and, upon request by Party A, to supply Party A with a reasonably detailed explanation of Party B’s calculation of the amount of any such Tax Credit and of the date on which the same is received; and

(iv)	to ensure that any Tax Credit obtained is paid directly to Party A, and not applied in whole or part to pay any other Issuer Secured Creditor or any other party, both prior to and subsequent to any enforcement of the security constituted by the Master Issuer Deed of Charge.”

12.	Security, Enforcement and Limited Recourse

12.1	Party A agrees with Party B and the Master Issuer Security Trustee to be bound by the terms of the Master Issuer Deed of Charge and, in particular, confirms that:

(a)	other than pursuant to the Credit Support Annex or payment of any amount in respect of a cash benefit related to a Tax Credit under this Agreement, no sum shall be payable by or on behalf of Party B to it except in accordance with the provisions of the Master Issuer Deed of Charge; and

(b)	it will not take any steps for the winding up, dissolution or reorganisation, or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of Party B or of any or all of its revenues and assets nor participate in any ex parte proceedings nor seek to enforce any judgment against Party B, subject to the provisions of the Master Issuer Deed of Charge.

12.2	In relation to all sums due and payable by Party B to Party A (other than the return of collateral under the Credit Support Annex or in respect of a Tax Credit), Party A agrees that it shall have recourse only to Master Issuer Available Funds, but always subject to the order of priority of payments set out in the Master Issuer Cash Management Agreement and the Master Issuer Deed of Charge.

13.	Condition Precedent

Clause 2.1(c) is amended by the deletion of the words “a Potential Event of Default” in respect of obligations of Party A only insofar as such Potential Event of Default relates to the potential service by the Master Issuer Security Trustee on Party B of a Note Enforcement Notice pursuant to Condition 9 of the Terms and Conditions. For the avoidance of doubt, such amendment shall not apply in any other circumstances in respect of either party to this Agreement.

14.	Representations

Clause 3(b) is amended by the deletion of the words “or Potential Event of Default” in respect of obligations of Party B only insofar as such Potential Event of Default relates to the potential service by the Master Issuer Security Trustee on Party B of a Note Enforcement Notice pursuant to Condition 9 of the Terms and Conditions. For the avoidance of doubt, such amendment shall not apply in any other circumstances in respect of either party to this Agreement.

15.	Additional Definitions

Words and expressions defined in the Amended and Restated Master Definitions and Construction Schedule (the Master Schedule) and the Master Issuer Master Definitions and Construction Schedule (the Issuer Schedule) (together the Master Definitions Schedule) each signed for the purposes of identification on 20 June 2007 shall, except so far as the context otherwise requires,

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have the same meaning in this Agreement. In the event of any inconsistency between the definitions in this Agreement and in the Master Definitions Schedule, the definitions in this Agreement will prevail. In the event of any inconsistency between the Master Schedule and the Issuer Schedule, the Issuer Schedule will prevail. The rules of interpretation set out in the Master Definitions Schedule will apply to this Agreement.

16.	Calculations

Notwithstanding Clause 6 of this Agreement, if an Early Termination Date is designated in respect of which Party A is (A) the Affected Party in respect of an Additional Termination Event or (B) the Defaulting Party in respect of any Event of Default, paragraphs (a) to (f) below shall apply:

(a)	The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation means, with respect to one or more Terminated Transactions, a Firm Offer which is (i) made by a Reference Market-maker that is an Eligible Replacement, (ii) for an amount, if any, that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the Replacement Transaction) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Clause 2.1(a) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (iii) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included, (iv) made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) as determined by Party B, and (v) obtained by Party A or Party B. ”

(b)	The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding, provided that:

(i)	If, on the Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as

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a negative number, the Market Quotation expressed as a negative number with the largest absolute value); and

(ii)	If, on the Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(c)	In determining whether a Firm Offer satisfies the condition in subparagraph (4) of the definition of Market Quotation, Party B shall act in a commercially reasonable manner and, if requested in writing to make a determination by Party A for the purpose of subparagraph (4) of the definition of Market Quotation, shall make such determination within a reasonable time. Any claim by Party A against Party B with regard to Party B’s failure to act in a timely manner as per this paragraph (c) shall not be due and payable unless and until all the Notes to which this Agreement relates and rated by Moody’s, S&P, and/or Fitch have been redeemed in full and shall not be netted or set-of against any amount payable by Party A to Party B under this Agreement.

(d)	At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(e)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(f)	Any amount owed to Party B under Clause 6.5 will be payable on the day that notice, given in accordance with Clause 6.4, of the amount payable is effective.

17.	Transfers

Clause 7 of this Agreement shall not apply to Party A, who shall be required to comply with, and shall be bound by, the following:

(a)	Without prejudice to Clause 6.2(b), Party A may transfer all its interest and obligations in and under this Agreement upon providing five Local Business Days’ prior written notice to the Master Issuer Security Trustee to any other entity (a Transferee) provided that:

(i)	(A) the Transferee’s short-term, unsecured and unsubordinated debt obligations are then rated not less than “A-1” by S&P and “F1” by Fitch (or its equivalent by any substitute rating agency) and its long-term, unsecured and unsubordinated debt obligations are then rated not less than “A+” by Fitch (or its equivalent by any substitute rating agency) or such Transferee’s obligations under this Agreement are guaranteed by an entity whose short-term, unsecured and unsubordinated debt obligations are then rated not less than “A-1” by S&P and “F1” by Fitch and whose long-term, unsecured and unsubordinated debt obligations are then rated not less

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than “A+” by Fitch (or its equivalent by any substitute rating agency) and (B) the Transferee is an Eligible Replacement;

(ii)	a Termination Event or an Event of Default will not occur under this Agreement as a result of such transfer;

(iii)	(if the Transferee is domiciled in a different jurisdiction from both Party A and Party B) S&P and Fitch have provided prior written notification that the then current ratings of the Relevant Notes will not be adversely affected; and

(iv)	as of the date of transfer, the Transferee will enter into a Swap Disclosure Agreement.

(b)	Without prejudice to Clause 6.2(b), Party A may transfer all or substantially all of its interest and obligations in and under this Agreement upon providing five Local Business Days’ prior written notice to Party B and the Master Issuer Security Trustee, to a Transferee provided that:

(i)	the provisions of 517(a)(i), (ii), (iii) and (iv) are satisfied; and

(ii)	the Transferee contracts with Party B and the Master Issuer Security Trustee on terms that (A) have the effect of preserving for Party B the economic equivalent of all payment and delivery obligations (whether absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement immediately before such transfer, and (B) are, in all material respects, no less beneficial for Party B that the terms of the Agreement immediately before such transfer, as determined by Party B;

Following such transfer all references to Party A shall be deemed to be references to the Transferee and the Transferee shall be deemed to have made each of the representations made by Party A pursuant to this Agreement.

In determining whether a transfer satisfies the condition in subparagraph 517(b)(ii)) above, Party B shall act in a commercially reasonable manner.

If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with this Part 5(17), Party B shall at Party A’s written request and cost, take any reasonable steps required to be taken by it to effect such transfer.

18.	Notice of Redemption of the Notes

The Master Issuer Security Trustee will notify Party A promptly following it giving or receiving any notice (including any Note Enforcement Notice) in connection with any redemption, purchase and cancellation of all of the Relevant Notes by the Issuer.

19.	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement will not have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms but this will not affect any right or remedy of a third party which exists or is available apart from that Act.

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20.	Scope of Agreement

The provisions of this Agreement shall not apply to any transactions other than the Credit Support Annex attached hereto and the Currency Swap Transaction in respect of the Series and Class of Notes identified on the first page of this Schedule (the Relevant Notes) having a Trade Date of 6 June 2007 and entered into between Party A and Party B.

21.	Rating Agency Notifications

Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by Party B, and no transfer of any rights or obligations under this Agreement shall be made unless Moody’s has been given prior written notice of such amendment, designation or transfer.

22.	Definitions

Eligible Guarantee means (a) a guarantee in the form attached to this Schedule as Annex 1 given by Merrill Lynch & Co., or (b) an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (i) such entity is domiciled in the same legal jurisdiction as Party A or Party B, (ii) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required, or (iii) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Clause 2.1(a) to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

Eligible Replacement means an entity (a) with the First Trigger Required Ratings and/or the Second Trigger Required Ratings or (b) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the First Trigger Required Ratings and/or the Second Trigger Required Ratings, provided that such entity (i) is resident for tax purposes in the same legal jurisdiction as Party A or Party B, (ii) is subject to a legal opinion given by a law firm confirming that none of its payments to and by Party B under this Agreement will be subject to deduction or withholding for Tax or (iii) is obliged to (or has made a Firm Offer to) pay Party B additional amounts in accordance with Clause 2.4(d), on the basis that any Tax is an Indemnifiable Tax.

Firm Offer means an offer which, when made, is capable of becoming legally binding upon acceptance.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

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SIGNATORIES

ML MBS SERVICES LIMITED	HOLMES MASTER ISSUER PLC

By: /s/ PHIL JUNOD	By: /s/ T. C. R. SHEPHERD
Name:	Name:
Title:	Title:
Date:	Date:

THE BANK OF NEW YORK,
LONDON BRANCH

By: /s/ D. PARENTE
Name:
Title:
Date:

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ANNEX 1

GUARANTEE OF MERRILL LYNCH & CO., INC

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (ML & Co.), hereby unconditionally guarantees to [•] (the Company), the due and punctual payment of any and all amounts payable by ML MBS Services Limited (MLMBS), under the terms of the ISDA Master Agreement between the Company and MLMBS, dated as of [•] (the Agreement), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of MLMBS punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of MLMBS or otherwise, all as though such payment had not been made.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against MLMBS or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if MLMBS merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of MLMBS; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against MLMBS.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of MLMBS under the Agreement in relation to any Transaction (as defined in the Agreement) entered into prior to the effectiveness of such notice of termination.

This Guarantee becomes effective concurrent with the effectiveness of the Agreement, according to its terms.

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MERRILL LYNCH & CO., INC.

By:

Name:

Title:

Date:

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(Bilateral Form Transfer)[1]	(ISDA Agreements Subject to English Law)[2]

CREDIT SUPPORT ANNEX

6 JUNE 2007 ML MBS SERVICES LIMITED (Party A) HOLMES MASTER ISSUER PLC (Party B) THE BANK OF NEW YORK, LONDON BRANCH as Security Trustee to the Schedule to the ISDA Master Agreement

1	This document is not intended to create a charge or other security interest over the assets transferred under its terms. Persons intending to establish a collateral arrangement based on the creation of a charge or other security interest should consider using the ISDA Credit Support Deed (English law) or the ISDA Credit Support Annex (New York law), as appropriate.
2	This Credit Support Annex has been prepared for use with ISDA Master Agreements subject to English law. Users should consult their legal advisers as to the proper use and effect of this form and the arrangements it contemplates. In particular, users should consult their legal advisers if they wish to have the Credit Support Annex made subject to a governing law other than English law or to have the Credit Support Annex subject to a different governing law than that governing the rest of the ISDA Master Agreement (e.g., English law for the Credit Support Annex and New York law for the rest of the ISDA Master Agreement).

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BETWEEN:

(1)	ML MBS SERVICES LIMITED (Party A);

(2)	HOLMES MASTER ISSUER PLC (Party B); and

(3)	THE BANK OF NEW YORK, LONDON BRANCH (as Security Trustee).

This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above and is part of its Schedule. For the purposes of this Agreement, including, without limitation, Clauses 1.3, 2.1, 5 and 6, the credit support arrangements set out in this Annex constitute a Transaction (for which this Annex constitutes the Confirmation).

1.	Interpretation

Capitalised terms not otherwise defined in this Annex or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 10, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 11 and the other provisions of this Annex, Paragraph 11 will prevail. For the avoidance of doubt, references to transfer in this Annex mean, in relation to cash, payment and, in relation to other assets, delivery.

2.	Credit Support Obligations

2.1	Delivery Amount

Subject to Paragraphs 3 and 4, upon a demand made by the Transferee on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Transferor’s Minimum Transfer Amount, then the Transferor will transfer to the Transferee Eligible Credit Support having a Value as of the date of transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 11.2(c)(iv)). Unless otherwise specified in Paragraph 11.2, the Delivery Amount applicable to the Transferor for any Valuation Date will equal the amount by which:

(a)	the Credit Support Amount

exceeds

(b)	the Value as of that Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in either case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date).

2.2	Return Amount

Subject to Paragraphs 3 and 4, upon a demand made by the Transferor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Transferee’s Minimum Transfer Amount, then the Transferee will transfer to the Transferor Equivalent Credit Support specified by the Transferor in that demand having a Value as of the date of transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 11.2(c)(iv)) and the Credit Support Balance will, upon such transfer, be reduced accordingly. Unless otherwise specified

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in Paragraph 11.2, the Return Amount applicable to the Transferee for any Valuation Date will equal the amount by which:

(a)	the Value as of that Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in either case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date)

exceeds

(b)	the Credit Support Amount.

3.	Transfers, Calculations and Exchanges

3.1	Transfers

All transfers under this Annex of any Eligible Credit Support, Equivalent Credit Support, Interest Amount or Equivalent Distributions shall be made in accordance with the instructions of the Transferee or Transferor, as applicable, and shall be made:

(a)	in the case of cash, by transfer into one or more bank accounts specified by the recipient;

(b)	in the case of certificated securities which cannot or which the parties have agreed will not be delivered by book-entry, by delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, transfer tax stamps and any other documents necessary to constitute a legally valid transfer of the transferring party’s legal and beneficial title to the recipient; and

(c)	in the case of securities which the parties have agreed will be delivered by book-entry, by the giving of written instructions (including, for the avoidance of doubt, instructions given by telex, facsimile transmission or electronic messaging system) to the relevant depository institution or other entity specified by the recipient, together with a written copy of the instructions to the recipient, sufficient, if complied with, to result in a legally effective transfer of the transferring party’s legal and beneficial title to the recipient.

Subject to Paragraph 4 and unless otherwise specified, if a demand for the transfer of Eligible Credit Support or Equivalent Credit Support is received by the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the date such demand is received; if a demand is received after the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the day after the date such demand is received.

3.2	Calculations

All calculations of Value and Exposure for purposes of Paragraphs 2 and 4.1 will be made by the relevant Valuation Agent as of the relevant Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or, in the case of Paragraph 4.1, following the date of calculation).

3.3	Exchanges

(a)	Unless otherwise specified in Paragraph 11, the Transferor may on any Local Business Day by notice inform the Transferee that it wishes to transfer to the Transferee Eligible Credit Support

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specified in that notice (the New Credit Support) in exchange for certain Eligible Credit Support (the Original Credit Support) specified in that notice comprised in the Transferor’s Credit Support Balance.

(b)	If the Transferee notifies the Transferor that it has consented to the proposed exchange, (i) the Transferor will be obliged to transfer the New Credit Support to the Transferee on the first Settlement Day following the date on which it receives notice (which may be oral telephonic notice) from the Transferee of its consent and (ii) the Transferee will be obliged to transfer to the Transferor Equivalent Credit Support in respect of the Original Credit Support not later than the Settlement Day following the date on which the Transferee receives the New Credit Support, unless otherwise specified in Paragraph 11.4 (the Exchange Date); provided that the Transferee will only be obliged to transfer Equivalent Credit Support with a Value as of the date of transfer as close as practicable to, but in any event not more than, the Value of the New Credit Support as of that date.

4.	Dispute Resolution

4.1	Disputed Calculations or Valuations

If a party (a Disputing Party) reasonably disputes (a) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (b) the Value of any transfer of Eligible Credit Support or Equivalent Credit Support, then:

(a)	the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following, in the case of 2.1 above, the date that the demand is received under Paragraph 2 or, in the case of 2.2 above, the date of transfer;

(b)	in the case of 2.1 above, the appropriate party will transfer the undisputed amount to the other party not later than the close of business on the Settlement Day following the date that the demand is received under Paragraph 2;

(c)	the parties will consult with each other in an attempt to resolve the dispute; and

(d)	if they fail to resolve the dispute by the Resolution Time, then:

(i)	in the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 11.5, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A)	utilising any calculations of that part of the Exposure attributable to the Transactions that the parties have agreed are not in dispute;

(B)	calculating that part of the Exposure attributable to the Transactions in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction, then fewer than four quotations may be used for that Transaction, and if no quotations are available for a particular Transaction, then the Valuation Agent’s original calculations will be used for the Transaction; and

(C)	utilising the procedures specified in Paragraph 11.5(b) for calculating the Value, if disputed, of the outstanding Credit Support Balance;

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(ii)	in the case of a dispute involving the Value of any transfer of Eligible Credit Support or Equivalent Credit Support, the Valuation Agent will recalculate the Value as of the date of transfer pursuant to Paragraph 11.5(b).

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) as soon as possible but in any event not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following such notice given by the Valuation Agent or a resolution pursuant to (c) above and subject to Paragraph 3.1, make the appropriate transfer.

4.2	No Event of Default

The failure by a party to make a transfer of any amount which is the subject of a dispute to which Paragraph 4.1 applies will not constitute an Event of Default for as long as the procedures set out in this Paragraph 4 are being carried out. For the avoidance of doubt, upon completion of those procedures, Clause 5.1(a) of this Agreement will apply to any failure by a party to make a transfer required under the final sentence of Paragraph 4.1 on the relevant due date.

5.	Transfer of Title, No Security Interest, Distributions and Interest Amount

5.1	Transfer of Title

Each party agrees that all right, title and interest in and to any Eligible Credit Support, Equivalent Credit Support, Equivalent Distributions or Interest Amount which it transfers to the other party under the terms of this Annex shall vest in the recipient free and clear of any liens, claims, charges or encumbrances or any other interest of the transferring party or of any third person (other than a lien routinely imposed on all securities in a relevant clearance system).

5.2	No Security Interest

Nothing in this Annex is intended to create or does create in favour of either party any mortgage, charge, lien, pledge, encumbrance or other security interest in any cash or other property transferred by one party to the other party under the terms of this Annex.

5.3	Distributions and Interest Amount

(a)	Distributions

The Transferee will transfer to the Transferor not later than the Settlement Day following each Distributions Date cash, securities or other property of the same type, nominal value, description and amount as the relevant Distributions (Equivalent Distributions) to the extent that a Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

(b)	Interest Amount

Unless otherwise specified in Paragraph 11.6(c), the Transferee will transfer to the Transferor at the times specified in Paragraph 11.6(b) the relevant Interest Amount to the extent that a Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

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6.	Default

If an Early Termination Date is designated or deemed to occur as a result of an Event of Default in relation to a party, an amount equal to the Value of the Credit Support Balance, determined as though the Early Termination Date were a Valuation Date, will be deemed to be an Unpaid Amount due to the Transferor (which may or may not be the Defaulting Party) for purposes of Clause 6.5. For the avoidance of doubt, if Market Quotation is the applicable payment measure for purposes of Clause 6.5, then the Market Quotation determined under Clause 6.5 in relation to the Transaction constituted by this Annex will be deemed to be zero, and, if Loss is the applicable payment measure for purposes of Clause 6.5, then the Loss determined under Clause 6.5 in relation to the Transaction will be limited to the Unpaid Amount representing the Value of the Credit Support Balance.

7.	Representation

Each party represents to the other party (which representation will be deemed to be repeated as of each date on which it transfers Eligible Credit Support, Equivalent Credit Support or Equivalent Distributions) that it is the sole owner of or otherwise has the right to transfer all Eligible Credit Support, Equivalent Credit Support or Equivalent Distributions it transfers to the other party under this Annex, free and clear of any security interest, lien, encumbrance or other restriction (other than a lien routinely imposed on all securities in a relevant clearance system).

8.	Expenses

Each party will pay its own costs and expenses (including any stamp, transfer or similar transaction tax or duty payable on any transfer it is required to make under this Annex) in connection with performing its obligations under this Annex, and neither party will be liable for any such costs and expenses incurred by the other party.

9.	Miscellaneous

9.1	Default Interest

Other than in the case of an amount which is the subject of a dispute under Paragraph 4.1, if a Transferee fails to make, when due, any transfer of Equivalent Credit Support, Equivalent Distributions or the Interest Amount, it will be obliged to pay the Transferor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value on the relevant Valuation Date of the items of property that were required to be transferred, from (and including) the date that the Equivalent Credit Support, Equivalent Distributions or Interest Amount were required to be transferred to (but excluding) the date of transfer of the Equivalent Credit Support, Equivalent Distributions or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

9.2	Good Faith and Commercially Reasonable Manner

Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

9.3	Demands and Notices

All demands and notices given by a party under this Annex will be given as specified in Clause 12 of this Agreement.

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9.4	Specifications of Certain Matters

Anything referred to in this Annex as being specified in Paragraph 11 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

10.	Definitions

As used in this Annex:

Base Currency means the currency specified as such in Paragraph 11.1(a).

Base Currency Equivalent means, with respect to an amount on a Valuation Date, in the case of an amount denominated in the Base Currency, such Base Currency amount and, in the case of an amount denominated in a currency other than the Base Currency (the Other Currency), the amount of Base Currency required to purchase such amount of the Other Currency at the spot exchange rate determined by the Valuation Agent for value on such Valuation Date.

Credit Support Amount means, with respect to a Transferor on a Valuation Date, (a) the Transferee’s Exposure plus (b) all Independent Amounts applicable to the Transferor, if any, minus (c) all Independent Amounts applicable to the Transferee, if any, minus (d) the Transferor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Credit Support Balance means, with respect to a Transferor on a Valuation Date, the aggregate of all Eligible Credit Support that has been transferred to or received by the Transferee under this Annex, together with any Distributions and all proceeds of any such Eligible Credit Support or Distributions, as reduced pursuant to Paragraph 2.2, 3.3(b) or 6. Any Equivalent Distributions or Interest Amount (or portion of either) not transferred pursuant to Paragraph 5.3(a) or (b) will form part of the Credit Support Balance.

Delivery Amount has the meaning specified in Paragraph 2.1.

Disputing Party has the meaning specified in Paragraph 4.

Distributions means, with respect to any Eligible Credit Support comprised in the Credit Support Balance consisting of securities, all principal, interest and other payments and distributions of cash or other property to which a holder of securities of the same type, nominal value, description and amount as such Eligible Credit Support would be entitled from time to time.

Distributions Date means, with respect to any Eligible Credit Support comprised in the Credit Support Balance other than cash, each date on which a holder of such Eligible Credit Support is entitled to receive Distributions or, if that date is not a Local Business Day, the next following Local Business Day.

Eligible Credit Support means, with respect to a party, the items, if any, specified as such for that party in Paragraph 11.2(b) including, in relation to any securities, if applicable, the proceeds of any redemption in whole or in part of such securities by the relevant issuer.

Eligible Currency means each currency specified as such in Paragraph 11.1(b), if such currency is freely available.

Equivalent Credit Support means, in relation to any Eligible Credit Support comprised in the Credit Support Balance, Eligible Credit Support of the same type, nominal value, description and amount as that Eligible Credit Support.

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Equivalent Distributions has the meaning specified in Paragraph 5.3(a).

Exchange Date has the meaning specified in Paragraph 11.4.

Exposure means, with respect to a party on a Valuation Date and subject to Paragraph 4 in the case of a dispute, the amount, if any, that would be payable to that party by the other party (expressed as a positive number) or by that party to the other party (expressed as a negative number) pursuant to Clause 6.5(b)(i) of this Agreement if all Transactions (other than the Transaction constituted by this Annex) were being terminated as of the relevant Valuation Time, on the basis that (a) that party is not the Affected Party and (b) the Base Currency is the Termination Currency; provided that Market Quotations will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of Market Quotation).

Independent Amount means, with respect to a party, the Base Currency Equivalent of the amount specified as such for that party in Paragraph 11.2(c)(i); if no amount is specified, zero.

Interest Amount means, with respect to an Interest Period, the aggregate sum of the Base Currency Equivalents of the amounts of interest determined for each relevant currency and calculated for each day in that Interest Period on the principal amount of the portion of the Credit Support Balance comprised of cash in such currency, determined by the Valuation Agent for each such day as follows:

(a)	the amount of cash in such currency on that day; multiplied by

(b)	the relevant Interest Rate in effect for that day; divided by

(c)	360 (or, in the case of pounds sterling, 365).

Interest Period means the period from (and including) the last Local Business Day on which an Interest Amount was transferred (or, if no Interest Amount has yet been transferred, the Local Business Day on which Eligible Credit Support or Equivalent Credit Support in the form of cash was transferred to or received by the Transferee) to (but excluding) the Local Business Day on which the current Interest Amount is transferred.

Interest Rate means, with respect to an Eligible Currency, the rate specified in Paragraph 11.6(a) for that currency.

Local Business Day, unless otherwise specified in Paragraph 11.8, means:

(a)	in relation to a transfer of cash or other property (other than securities) under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment;

(b)	in relation to a transfer of securities under this Annex, a day on which the clearance system agreed between the parties for delivery of the securities is open for the acceptance and execution of settlement instructions or, if delivery of the securities is contemplated by other means, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place(s) agreed between the parties for this purpose;

(c)	in relation to a valuation under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place

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of location of the Valuation Agent and in the place(s) agreed between the parties for this purpose; and

(d)	in relation to any notice or other communication under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place specified in the address for notice most recently provided by the recipient.

Minimum Transfer Amount means, with respect to a party, the amount specified as such for that party in Paragraph 11.2(c)(iii); if no amount is specified, zero.

New Credit Support has the meaning specified in Paragraph 3.3(a).

Notification Time has the meaning specified in Paragraph 11.3(d).

Recalculation Date means the Valuation Date that gives rise to the dispute under Paragraph 4; provided, however, that if a subsequent Valuation Date occurs under Paragraph 2 prior to the resolution of the dispute, then the Recalculation Date means the most recent Valuation Date under Paragraph 2.

Resolution Time has the meaning specified in Paragraph 11.5(a).

Return Amount has the meaning specified in Paragraph 2.2.

Settlement Day means, in relation to a date, (a) with respect to a transfer of cash or other property (other than securities), the next Local Business Day and (b) with respect to a transfer of securities, the first Local Business Day after such date on which settlement of a trade in the relevant securities, if effected on such date, would have been settled in accordance with customary practice when settling through the clearance system agreed between the parties for delivery of such securities or, otherwise, on the market in which such securities are principally traded (or, in either case, if there is no such customary practice, on the first Local Business Day after such date on which it is reasonably practicable to deliver such securities).

Threshold means, with respect to a party, the Base Currency Equivalent of the amount specified as such for that party in Paragraph 11.2(c)(ii); if no amount is specified, zero.

Transferee means, in relation to each Valuation Date, the party in respect of which Exposure is a positive number and, in relation to a Credit Support Balance, the party which, subject to this Annex, owes such Credit Support Balance or, as the case may be, the Value of such Credit Support Balance to the other party.

Transferor means, in relation to a Transferee, the other party.

Valuation Agent has the meaning specified in Paragraph 11.3(a).

Valuation Date means each date specified in or otherwise determined pursuant to Paragraph 11.3(b).

Valuation Percentage means, for any item of Eligible Credit Support, the percentage specified in Paragraph 11.3(b).

Valuation Time has the meaning specified in Paragraph 11.3(c).

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Value means, for any Valuation Date or other date for which Value is calculated, and subject to Paragraph 4 in the case of a dispute, with respect to:

(a)	Eligible Credit Support comprised in a Credit Support Balance that is:

(i)	an amount of cash, the Base Currency Equivalent of such amount multiplied by the applicable Valuation Percentage, if any; and

(ii)	a security, the Base Currency Equivalent of the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any; and

(b)	items that are comprised in a Credit Support Balance and are not Eligible Credit Support, zero.

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Series 2 Class B1

CREDIT SUPPORT ANNEX

Elections and Variables dated as of 6 June 2007
Between
ML MBS SERVICES LIMITED
(Party A)
and
HOLMES MASTER ISSUER PLC
(Party B)
and
THE BANK OF NEW YORK, LONDON BRANCH
(the Master Issuer Security Trustee)

11.	Elections and Variables

11.1	Base Currency and Eligible Currency.

(a)	Base Currency means GBP.

(b)	Eligible Currency means the Base Currency and U.S. Dollars.

11.2	It is agreed by the parties that where the Credit Support Amount is transferred in a currency other than the Base Currency, the Valuation Percentage specified in Paragraph 11.2(b) in relation to S&P and Fitch shall be reduced by a percentage agreed by the parties and approved by the relevant Rating Agency (Additional Valuation Percentage). Credit Support Obligations.

(a)	Delivery Amount, Return Amount and Credit Support Amount.

(i)	Delivery Amount has the meaning specified in Paragraph 2.1, as amended (A) by deleting the words “upon a demand made by the Transferee on or promptly following a Valuation Date” and inserting in lieu thereof the words “upon a demand made by the Valuation Agent not later than the close of business on each Valuation Date” and (B) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 11.2” and inserting in lieu thereof the following:

“The Delivery Amount applicable to the Transferor for any Valuation Date will equal the greatest of:

(1)	the amount by which (a) the Credit Support Amount (determined according to the Fitch Criteria) exceeds (b) the Value (determined using the Fitch Valuation Percentages in Paragraph 11.2(b)) as of such Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date);

(2)	the amount by which (a) the Credit Support Amount (determined according to the Moody’s Criteria) exceeds (b) the Value (determined using the applicable Moody’s Valuation Percentages in 0) as of such Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been

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completed and for which the relevant Settlement Day falls on or after such Valuation Date); and

(3)	the amount by which (a) the Credit Support Amount (determined according to the S&P Criteria) exceeds (b) the Value (determined using the S&P’s Valuation Percentages in Paragraph 11.2(b)) as of such Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date).”

Provided further that if, in respect of any Valuation Date, the Delivery Amount is greater than the Minimum Transfer Amount, the Transferor will transfer to the Transferee sufficient Eligible Credit Support to ensure that, immediately following such transfer, none of the amounts calculated under (1), (2) and (3) of this Paragraph 11.2(a)(i) shall be greater than zero.

(ii)	Return Amount has the meaning as specified in Paragraph 2.2 as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 11.2” and inserting in lieu thereof the following:

“The Return Amount applicable to the Transferee for any Valuation Date will equal the least of:

(1)	the amount by which (a) the Value (determined using the Fitch Valuation Percentages in Paragraph 11.2(b)) as of such Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date) exceeds (b) the Credit Support Amount (determined according to the Fitch Criteria);

(2)	the amount by which (a) the Value (determined using the Moody’s Valuation Percentages in 0) as of such Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date) exceeds (b) the Credit Support Amount (determined according to the Moody’s Criteria); and

(3)	the amount by which (a) the Value (determined using the S&P Valuation Percentages in Paragraph 11.2(b)) as of such Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date) exceeds (b) the Credit Support Amount (determined according to the S&P Criteria).”

Provided further that in no event shall the Transferee be required to transfer any Equivalent Credit Support under Paragraph 2.2 if, immediately following such transfer, any of the amounts calculated under (1), (2) and (3) of Paragraph 11.2(a)(i) (Delivery Amount) would be greater than zero.

(iii)	Credit Support Amount has the meaning specified under the relevant definition of Ratings Criteria.

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(b)	Eligible Credit Support.

On any date:

(i)	for the purpose of Moody’s the collateral specified in 0 will qualify as Eligible Credit Support for Party A and Valuation Percentages shall apply as set out in such table; and

(ii)	for the purpose of Fitch the following items will qualify as Eligible Credit Support for Party A and Valuation Percentage shall apply as set out below:

	Eligible Credit Support	Valuation Percentage
(A)	cash in an Eligible Currency	100%.

(B)
negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date of less than one year (with local and foreign currency issuer ratings of AAA by S&P or above).

The applicable Advance Rate, if any (the Advance Rate), under the heading “Notes Rating/AAA” in the table entitled “Advance Rates (%)” in Appendix 3 to Fitch’s Structured Finance Report entitled “Counterparty Risk in Structured Finance Transactions: Swap Criteria” dated 13 September 2004 (the Fitch Report).

(C)
negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than one year but less than five years (with local and foreign currency issuer ratings of AAA by S&P or above).
The applicable Advance Rate, if any.

(D)
negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than five years but less than ten years (with local and foreign currency issuer ratings of AAA by S&P or above).
The applicable Advance Rate, if any.

(E)	negotiable debt obligations of the Federal Republic of Germany (with local and foreign currency issuer ratings of AA by S&P or above) with a residual maturity of less than ten years.	The applicable Advance Rate, if any.

(F)	negotiable debt obligations of the Republic of France (with local and foreign currency issuer ratings of AA by S&P or above) with a residual maturity of less than ten years.	The applicable Advance Rate, if any.

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(G)	negotiable debt obligations of Belgium (with local and foreign currency issuer ratings of AA by S&P or above) with a residual maturity of less than ten years.	The applicable Advance Rate, if any.

(H)	negotiable debt obligations of the United Kingdom (with local and foreign currency issuer ratings of AA by S&P or above) with a residual maturity of less than ten years.	The applicable Advance Rate, if any.

(I)	negotiable debt obligations of Switzerland (with local and foreign currency issuer ratings of AA by S&P or above) with a residual maturity of less than ten years.	The applicable Advance Rate, if any.

(J)	negotiable debt obligations of Italy (with local and foreign currency issuer ratings of AA by S&P or above) with a residual maturity of less than ten years.	The applicable Advance Rate, if any.

(K)	negotiable debt obligations of the Netherlands (with local and foreign currency issuer ratings of AA by S&P or above) with a residual maturity of less than ten years.	The applicable Advance Rate, if any.

(L)
negotiable senior debt obligations of the US Government National Mortgage Association, the US Federal National Mortgage Association, the US Federal Home Loan Mortgage Corporation, the US Student Loans Marketing Association or a US Federal Home Loan Bank (all entities rated AAA by S&P or above) with a residual maturity on such date equal to or greater than one year but less than three years.
The applicable Advance Rate, if any.

(M)
negotiable senior debt obligations of the US Government National Mortgage Association, the US Federal National Mortgage Association, the US Federal Home Loan Mortgage Corporation, the US Student Loans Marketing Association or a US Federal Home Loan Bank (all entities rated AAA by S&P or above) with a residual maturity on such date equal to or greater than three years but less than five years.
The applicable Advance Rate, if any.

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	Eligible Credit Support	Valuation Percentage
(N)
negotiable senior debt obligations of the US Government National Mortgage Association, the US Federal National Mortgage Association, the US Federal Home Loan Mortgage Corporation, the US Student Loans Marketing Association or a US Federal Home Loan Bank (all entities rated AAA by S&P or above) with a residual maturity on such date equal to or greater than five years but less than seven years.
The applicable Advance Rate, if any.

(O)
negotiable senior debt obligations of the US Government National Mortgage Association, the US Federal National Mortgage Association, the US Federal Home Loan Mortgage Corporation, the US Student Loans Marketing Association or a US Federal Home Loan Bank (all entities rated AAA by S&P or above) with a residual maturity on such date equal to or greater than seven years but less than ten years.
The applicable Advance Rate, if any.

(iii)	for the purpose of S&P the following items will qualify as Eligible Credit Support for Party A and Valuation Percentages shall apply as set out below:

	Eligible Credit Support	Initial S&P Rating Event	Subsequent S&P Rating Event
(A)	Cash	10%0	80%

(B)	U.S. treasuries (current coupon, constant maturity), “AAA” U.S. agencies, “AAA” covered bonds (floating), “AAA” sovereign bonds (floating), “AAA”, “AA” credit card ABS (floating), “AAA”, “AA” auto ABS (floating), and “AAA” U.S. student loan AABS (floating) with a residual maturity of less than five years	98.04%	78.43%

(C)	U.S. treasuries (current coupon, constant maturity), “AAA” U.S. agencies, “AAA” covered bonds (floating), “AAA” sovereign bonds (floating), “AAA”, “AA” credit card ABS (floating), “AAA”, “AA” auto ABS (floating), and “AAA” U.S. student loan AABS (floating) with a residual maturity equal to or greater than five years and less than or equal to ten years	92.59%	74.07%

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(D)	“AAA” covered bonds (foxed), “AAA” sovereign bonds (fixed), “A” credit cards ABS (floating), “A” auto ABS (floating), “AAA” CMBS (floating), “AAA” CDO (floating) “AA”, “A” U.S. student loans ABS (floating), and “AAA”, “AA” U.S. and European corporate bonds (fixed or floating) with a residual maturity of less than five years	95.24%	76.19%

(E)	“AAA” covered bonds (foxed), “AAA” sovereign bonds (fixed), “A” credit cards ABS (floating), “A” auto ABS (floating), “AAA” CMBS (floating), “AAA” CDO (floating) “AA”, “A” U.S. student loans ABS (floating), and “AAA”, “AA” U.S. and European corporate bonds (fixed or floating) with a residual maturity equal to or greater than five years and less than or equal to ten years	86.96%	69.57%

(F)	“BBB” credit cards ABS (floating), “BBB” auto ABS (floating), “AA”, “A” CDO (floating), “BBB” U.S. student loan ABS (floating), and “A” corporate bonds (fixed or floating) with a residual maturity of less than five years	80.00%	64.00%

(G)	“BBB” credit cards ABS (floating), “BBB” auto ABS (floating), “AA”, “A” CDO (floating), “BBB” U.S. student loan ABS (floating), and “A” corporate bonds (fixed or floating) with a residual maturity equal to or greater than five years and less than or equal to ten years	71.43%	57.14%

With respect to S&P, Valuation Percentage means, with respect to a Valuation Date and each instrument in the above table (A) so long as the Threshold for purposes of S&P for such Valuation Date is zero and either (I) a Subsequent S&P Rating Event is not continuing or (II) a Subsequent S&P Rating Event is continuing but less than ten Business Days (as defined in the Confirmation for the swap transaction under this Agreement) have elapsed since such Subsequent S&P Rating Event first occurred, the corresponding percentage for such instrument in the column headed “Initial S&P Rating Event” or (B) so long as (I) a Subsequent S&P Rating Event has occurred and is continuing and (II) at least ten Business Days have elapsed since such Subsequent S&P Rating Event first occurred, the corresponding percentage in the column headed “ Subsequent S&P Rating Event.”

(c)	Thresholds.

(i)	Independent Amount means, for Party A and Party B, with respect to each Transaction, zero.

(ii)	Threshold means, for Party A: infinity, unless (A) an Initial S&P Rating Event or a Subsequent S&P Rating Event has occurred and is continuing and Party A has not taken

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alternative action as contemplated by paragraphs 7.1(b)(i), 7.1(b)(ii) or 7.1(b)(iii) of Part 5 of the Schedule to the Agreement or if paragraph 7.2(b) of Part 5 of the Schedule applies (S&P Threshold), (B) an Initial Fitch Rating Event, a First Subsequent Fitch Rating Event or a Second Subsequent Fitch Rating Event has occurred and is continuing and Party A has not taken alternative action as contemplated by paragraphs 7.5(ii), (iii), or (iv), or 7.6(b) of Part 5 of the Schedule to the Agreement or if paragraph 7.7(b) of Part 5 of the Schedule applies (Fitch Threshold) or (C) the Moody’s Threshold is zero, in which case the Threshold for Party A shall be zero; and

Threshold means, for Party B: infinity

Moody’s Threshold means, (A) so long as the First Rating Trigger Requirements apply and either (I) the First Rating Trigger Requirements have applied since this Annex was executed or (II) at least 30 Local Business days have elapsed since the last time the First Rating Trigger Requirements did not apply, zero and (B) at any other time, infinity.

(iii)	Minimum Transfer Amount means, with respect to Party A, and Party B, GBP 50,000; provided, that if (A) an Event of Default has occurred and is continuing in respect of which Party A or Party B is the Defaulting Party, or (B) an Additional Termination Event has occurred in respect of which Party A or Party B is an Affected Party, the Minimum Transfer Amount with respect to Party A or Party B, as applicable, shall be zero.

(iv)	Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of GBP 10,000 and the Return Amount will be rounded down to the nearest integral multiple of GBP 10,000, subject to the maximum Return Amount being equal to the Credit Support Balance.

11.3	Valuation and Timing.

(a)	Valuation Agent means Party A in all circumstances.

(b)	Valuation Date means the first Business Day of each calendar week; provided that if such day is not a Local Business Day then the Valuation Date shall be the preceding day that is a Local Business Day and provided that for so long as the Second Rating Trigger Requirements apply, Valuation Date shall mean each Local Business Day.

(c)	Valuation Time means the close of business on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(d)	Notification Time means by 5.00 p.m., London time, on a Local Business Day.

11.4	Exchange Date.

Exchange Date has the meaning specified in Paragraph 3.3(b).

11.5	Dispute Resolution.

(a)	Resolution Time means 2.00 p.m., London time, on the Local Business Day following the date on which notice is given that gives rise to a dispute under Paragraph 4.

(b)	Value. For the purpose of Paragraphs 4.1(d)(i)(C) and 4.1(d)(ii), the Value of the outstanding Credit Support Balance or of any transfer of Eligible Credit Support or Equivalent Credit Support, as the case may be, will be calculated as follows:

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For Eligible Credit Support comprised in a Credit Support Balance that is:

(i)	an amount of cash, the Base Currency Equivalent of such amount; and

(ii)	a security, the sum of (A)(x) the highest bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any securities are not listed on a national securities exchange, the highest bid price for such securities quoted as at such date by any principal market maker (which shall not be, and shall be independent from, the Valuation Agent) for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the highest bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation percentage; plus (B) the accrued interest where applicable on such securities (except to the extent that such interest shall have been paid to the Transferor pursuant to Paragraph 5.3(b) or included in the applicable price referred to in subparagraph (A) above) as of such date.

(c)	Alternative. The provisions of Paragraph 4 will apply.

11.6	Distribution and Interest Amount.

(a)	Interest Rate. The Interest Rate will be, with respect to the Base Currency, such rate as may be agreed between the parties from time to time, and subject to confirmation from Moody’s that it shall not affect the then current ratings of the Series 2 Class B1 Master Issuer Notes. In the event that the parties agree that Eligible Credit Support may include currencies other than the Base Currency, the Interest Rate with respect to each such currency shall be such rate as may be agreed between the parties at the time that it is agreed that Eligible Credit Support may include such currency and subject to confirmation from Moody’s that it shall not affect the then current ratings of the Series 2 Class B1 Master Issuer Notes.

(b)	Transfer of Interest Amount. The transfer of the Interest Amount will be made on the first Local Business Day following the end of each calendar month to the extent that Party B has earned and received such amount of interest and that a Delivery Amount would not be created or increased by that transfer, and on any other Local Business Day on which Equivalent Credit Support is transferred to the Transferor pursuant to Paragraph 2.2, provided that Party B shall only be obliged to transfer any Interest Amount to Party A to the extent that it has received such amount.

(c)	Alternative to Interest Amount. The provisions of Paragraph 5.3(b) will apply. For the purposes of calculating the Interest Amount the amount of interest calculated for each day of the Interest Period shall, with respect to any Eligible Currency, be compounded daily.

(d)	Interest Amount. The definition of Interest Amount shall be deleted and replaced with the following:

Interest Amount means, with respect to an Interest Period and each portion of the Credit Support Balance comprised of cash in an Eligible Currency, the sum of the amounts of interest determined for each day in that Interest Period by the Valuation Agent as follows:

(i)	the amount of such currency comprised in the Credit Support Balance at the close of business for general dealings in the relevant currency on such day (or, if such day is not a Local Business Day, on the immediately preceding Local Business Day); multiplied by

(ii)	the relevant Interest Rate; divided by

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(iii)	360 (or in the case of Pounds Sterling, 365).

(e)	Credit Support Balance. The definition of Credit Support Balance shall be amended by inserting the words “received by Party B” after “Interest Amount”.

(f)	Distributions means, with respect to any Eligible Credit Support comprised in the Credit Support Balance consisting of securities, all principal, interest and other payments and distributions of cash or other property which a holder of securities of the same type, nominal value, description and amount as such Eligible Credit Support would have received from time to time.

(g)	Distributions Date means, with respect to any Eligible Credit Support comprised in the Credit Support Balance other than cash, each date on which a holder of such Eligible Credit Support would have received Distributions or, if that date is not a Local Business Day, the next following Local Business Day.

11.7	Addresses for Transfers.

Party A: Details to be obtained from ML MBS Services Limited

Attention:	Phil Junod

Telephone No.:	+44 (0)2079960980

Party B: Details to be obtained from: Holmes Master Issuer plc,

Collateral calls/queries should be addressed to: Holmes Master Issuer plc,

Attention:	Company Secretary

Facsimile No.:	+44 (0) 20 7756 5627

With a copy to:	Holmes Master Issuer plc,

Attention:	Securitisation Team, Retail Credit Risk

Facsimile No.:	+44 (0) 1908 343 019

11.8	Other Provisions.

(a)	Transfer Timing

(i)	The final paragraph of Paragraph 3.1 shall be deleted and replaced with the following:

“Subject to Paragraph 4, and unless otherwise specified, any transfer of Eligible Credit Support or Equivalent Credit Support (whether by the Transferor pursuant to Paragraph 2.1 or by the Transferee pursuant to Paragraph 2.2) shall be made not later than the close of business on the Settlement Day, provided that a demand was made by the Valuation Agent as per Paragraph 11.8(a).”

(ii)	The definition of Settlement Day shall be deleted and replaced with the following:

Settlement Day means the next Local Business Day after the Demand Date

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(iii)	For the purposes of this Paragraph 11.8(a):

Demand Date means, with respect to a transfer by a party:

(i)	in the case of a transfer pursuant to Paragraph 2, Paragraph 3 or Paragraph 4.1(b), the relevant Valuation Date (and for the avoidance of doubt, for the purposes of Paragraph 2 and Paragraph 4.1(b), the Transferor will be deemed to receive notice of the demand by the Transferee to make a transfer of Eligible Credit Support); and

(ii)	in the case of a transfer pursuant to Paragraph 3(c)(ii)(A), the date on which the Transferee has given its consent to the proposed exchange.

For the avoidance of doubt, on each Demand Date the Transferor shall deliver to the Transferee and the Note Trustee a statement showing the amount of Eligible Credit Support to be delivered.

(b)	Costs of Transfer on Exchange

Notwithstanding Paragraph 8, the Transferor will be responsible for, and will reimburse the Transferee for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support from the Transferor to the Transferee or in the transfer of Equivalent Credit Support from the Transferee to the Transferor hereto.

(c)	Cumulative Rights

The rights, powers and remedies of the Transferee under this Annex shall be in addition to all rights, powers and remedies given to the Transferee by this Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Transferee in the Credit Support Balance created pursuant to this Annex.

(d)	Single Transferor and Single Transferee

Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (including, without limitation, the recital hereto, Paragraph 2 or the definitions in Paragraph 10), (i) the term “Transferee” as used in this Annex means only Party B, (ii) the term “Transferor” as used in this Annex means only Party A, (iii) only Party A will be required to make Transfers of Eligible Credit Support hereunder; and (iv) in the calculation of any Credit Support Amount, where the Transferee’s Exposure would be expressed as a negative number, such Exposure shall be deemed to be zero.

(e)	Ratings Criteria

Ratings Criteria means, the criteria used by S&P (as set out in S&P’s Structured Finance report entitled “Revised Framework For Applying Counterparty And Supporting Party Criteria” dated 8 May 2007) (S&P Criteria), the criteria used by Moody’s (as set out below (Moody’s Criteria) and/or the criteria used by Fitch (as set out in Fitch’s Structured Finance Report entitled “Counterparty Risk in Structured Finance Transactions: Swap Criteria” dated 13 September 2004) (Fitch Criteria) for the purposes of determining the amount of Eligible Credit Support Party A is required to transfer hereunder following a credit ratings downgrade where Party A has opted to transfer Eligible Credit Support in support of its obligations under this Agreement pursuant to Part 5(7) of this Agreement.

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Moody’s Criteria

Credit Support Amount shall mean at any time for the purposes of the Moody’s Criteria with respect to a Transferor on a Valuation Date:

(i)	if the Moody’s Threshold for Party A is infinity (irrespective of whether the Threshold is infinity or zero), zero;

(ii)	if the Threshold for Party A is zero by virtue of the Moody’s Threshold, for so long as (A) no Relevant Entity has the First Trigger Required Ratings and either (x) no Relevant Entity has had the First Trigger Required Ratings since this Credit Support Annex was executed or (y) at least 30 Local Business Days have elapsed since the last Local Business Day on which a Relevant Entity had the First Trigger Required Ratings and (B) either (I) the Second Rating Trigger Requirements do not apply (as provided in the Moody’s Definitions, below) or (II) less than 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply, the greater of:

(A)	zero; and

(B)	the sum of (x) the Transferee’s Exposure and (y) the aggregate of the Additional First Trigger Collateral Amounts in respect of such Valuation Date for all Transactions (other than the Transaction constituted by this Annex); and

(iii)	for so long as the Second Rating Trigger Requirements do apply and 30 or more Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply, with respect to a Valuation Date, the greater of:

(A)	zero;

(B)	the aggregate amount of the Next Payments (each determined based on the rates prevailing on such Valuation Date) for all Next Payment Dates; and

(C)	the sum of (x) the Transferee’s Exposure and (y) the aggregate of the Additional Second Trigger Collateral Amounts in respect of such Valuation Date for all Transactions (other than the Transaction constituted by this Annex).

Additional First Trigger Collateral Amount means, for any Valuation Date:

(i)	in respect of any Transaction that is a cross-currency hedge, the lesser of (A) the sum of (x) the product of the Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date and the Moody’s First Trigger Cross Currency Notional Amount Lower Multiplier and (y) the product of the Moody’s First Trigger Cross Currency DV01 Multiplier and the Transaction Cross Currency DV01 for such Transaction and (B) the product of the Moody’s First Trigger Cross Currency Notional Amount Higher Multiplier and the Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; and

(ii)	in respect of any Transaction that is not a cross-currency hedge, the lesser of (A) the product of the Moody’s First Trigger Single Currency DV01 Multiplier and the Transaction Single Currency DV01 for such Transaction and (B) the product of the Moody’s First Trigger Single Currency Notional Amount Multiplier and the Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

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Additional Second Trigger Collateral Amount means, for any Valuation Date:

(i)	in respect of any Transaction that is both a cross-currency hedge and an Optionality Hedge, the lesser of (A) the sum of (I) the product of Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date and the Moody’s Second Trigger Cross Currency Notional Amount Lower Multiplier and (II) the product of the Moody’s Second Trigger Cross Currency DV01 Multiplier (Optionalilty) and the Transaction Cross Currency DV01 for such Transaction and (B) the product of the Moody’s Second Trigger Cross Currency Notional Amount Higher Multiplier (Optionality) and the Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;

(ii)	in respect of any Transaction that is a cross-currency hedge and is not an Optionality Hedge, the lesser of (A) the sum of (I) the product of Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date and the Moody’s Second Trigger Cross Currency Notional Amount Lower Multiplier and (II) the Moody’s Second Trigger Cross Currency DV01 Multiplier and the Transaction Cross Currency DV01 for such Transaction and (B) the product of the Moody’s Second Trigger Cross Currency Notional Amount Higher Multiplier and the Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;

(iii)	in respect of any Transaction that is not a cross-currency hedge and is an Optionality Hedge, the lesser of (A) the product of the Moody’s Second Trigger Single Currency DV01 Multiplier (Optionality) and the Transaction Single Currency DV01 for such Transaction and (B) the product of the Moody’s Second Trigger Single Currency Notional Amount Multiplier (Optionality) and the Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; and

(iv)	in respect of any Transaction that is neither a cross-currency hedge nor an Optionality Hedge, the lesser of (A) the product of the Moody’s Second Trigger Single Currency DV01 Multiplier and the Transaction Single Currency DV01 for such Transaction and (B) the product of the Moody’s Second Trigger Single Currency Notional Amount Multiplier and the Transaction Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

Moody’s First Trigger Cross Currency DV01 Multiplier means, (i) if each Local Business Day is a Valuation Date, 10 and (ii) otherwise, 20.

Moody’s First Trigger Cross Currency Notional Amount Higher Multiplier means, (i) if each Local Business Day is a Valuation Date, 0.025 and (ii) otherwise, 0.05.

Moody’s First Trigger Cross Currency Notional Amount Lower Multiplier means, (i) if each Local Business Day is a Valuation Date, 0.01 and (ii) otherwise, 0.02.

Moody’s First Trigger Single Currency DV01 Multiplier means, (i) if each Local Business Day is a Valuation Date, 15 and (ii) otherwise, 25.

Moody’s First Trigger Single Currency Notional Amount Multiplier means, (i) if each Local Business Day is a Valuation Date, 0.02 and (ii) otherwise, 0.04.

Moody’s Second Trigger Cross Currency DV01 Multiplier means, (i) if each Local Business Day is a Valuation Date, 15 and (ii) otherwise, 25.

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Moody’s Second Trigger Cross Currency DV01 Multiplier (Optionality) means, (i) if each Local Business Day is a Valuation Date, 30 and (ii) otherwise, 40.

Moody’s Second Trigger Cross Currency Notional Amount Higher Multiplier means, (i) if each Local Business Day is a Valuation Date, 0.09 and (ii) otherwise, 0.1.

Moody’s Second Trigger Cross Currency Notional Amount Higher Multiplier (Optionality) means, (i) if each Local Business Day is a Valuation Date, 0.11 and (ii) otherwise, 0.12.

Moody’s Second Trigger Cross Currency Notional Amount Lower Multiplier means, (i) if each Local Business Day is a Valuation Date, 0.06 and (ii) otherwise, 0.07.

Moody’s Second Trigger Single Currency DV01 Multiplier means, (i) if each Local Business Day is a Valuation Date, 50 and (ii) otherwise, 60.

Moody’s Second Trigger Single Currency DV01 Multiplier (Optionality) means, (i) if each Local Business Day is a Valuation Date, 65 and (ii) otherwise, 75.

Moody’s Second Trigger Single Currency Notional Amount Multiplier means, (i) if each Local Business Day is a Valuation Date, 0.08 and (ii) otherwise, 0.09.

Moody’s Second Trigger Single Currency Notional Amount Multiplier (Optionality) means, (i) if each Local Business Day is a Valuation Date, 0.10 and (ii) otherwise, 0.11.

Next Payment means, in respect of each Next Payment Date, the greater of (i) the Base Currency Equivalent of any payments due to be made by Party A under Clause 2.1 on such Next Payment Date less the Base Currency Equivalent of any payments due to be made by Party B under Clause 2.1 on such Next Payment Date (in each case, after giving effect to any applicable netting under Clause 2.3) and (ii) zero.

Next Payment Date means each date on which the next scheduled payment under any Transaction (other than the Transaction constituted by this Annex) is due to be paid.

Optionality Hedge means any Transaction that is a cap, floor, swaption, or a Transaction-Specific Hedge.

Transaction Cross Currency DV01 means, with respect to a Transaction and any date of determination, the greater of (i) the estimated change in the mid-market value with respect to such Transaction that would result from a one basis point change in the relevant swap curve (denominated in the currency of Party A’s payment obligations under such Transaction) on such date and (ii) the estimated change in the mid-market value with respect to such Transaction that would result from a one basis point change in the relevant swap curve (denominated in the currency of Party B’s payment obligations under such Transaction) on such date, in each case as determined by the Valuation Agent in good faith and in a commercially reasonable manner in accordance with the relevant methodology customarily used by the Valuation Agent.

Transaction Notional Amount means (i) in respect of any Transaction that is a cross-currency hedge, the Base Currency Equivalent of the Currency Amount applicable to Party A’s payment obligations and (ii) in respect of any other Transaction, the Base Currency Equivalent of the Notional Amount.

Transaction Single Currency DV01 means, with respect to a Transaction and any date of determination, the estimated change in the mid-market value with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined

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by the Valuation Agent in good faith and in a commercially reasonable manner in accordance with the relevant methodology customarily used by the Valuation Agent.

Transaction-Specific Hedge means any Transaction in respect of which the Transaction Notional Amount for each Calculation Period is “balance guaranteed” or otherwise not an amount that is fixed at the inception of the Transaction.

Fitch Criteria

Credit Support Amount shall mean at any time for the purposes of the Fitch Criteria with respect to a Transferor on a Valuation Date (i) at any time that the Fitch Threshold for Party A is infinity (irrespective of whether the Threshold is infinity or zero), zero and (ii) at any time that the Threshold for Party A is zero by virtue of the Fitch Threshold, the result of the following formula:

max [MV plus VC x 105 per cent multiplied by N; 0]

where:

max means maximum;

MV means the Transferee’s Exposure;

VC means the applicable volatility cushion at that time determined by reference to the table headed “Volatility Cushion (%)” appearing at the end of Appendix 2 to the Fitch Criteria (and for such purpose calculating the relevant Weighted Average Life assuming a zero prepayment rate and zero default rate in relation to the mortgages beneficially owned by Party B), if applicable; and

N means the aggregate Currency Amounts applicable to Party A in respect of all Transactions under this Agreement (other than the Transaction constituted by this Annex) outstanding at that time.

S&P Criteria

Credit Support Amount shall mean at any time for the purposes of the S&P Criteria with respect to a Transferor on a Valuation date:

(i)	if the S&P Threshold for such Valuation Date is zero and either (A) a Subsequent S&P Rating Event is not continuing or (B) a Subsequent S&P Rating Event is continuing but such Subsequent S&P Rating Event was not continuing when this Credit Support Annex was executed and less than ten Business Days (as defined in the Confirmation for the swap transaction under this Agreement) have elapsed since such Subsequent S&P Rating Event first occurred, an amount equal to the Transferee’s Exposure;

(ii)	if (A) a Subsequent S&P Rating Event has occurred and is continuing and (B) either such Subsequent S&P Rating Event was continuing when this Credit Support Annex was executed or ten or more Business Days (as defined in the Confirmation for the swap transaction under this Agreement) have elapsed since such Subsequent S&P Rating Event first occurred, an amount equal to 125% of the Transferee’s Exposure; or

(iii)	if the S&P Threshold is infinity (irrespective of whether the Threshold is infinity or zero), zero.

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(f)	Calculations.

Paragraph 3.2 of this Annex shall be amended by inserting the words “and shall provide each party (or the other party, if the Valuation Agent is a party) with a description in reasonable detail of how such calculations were made, upon request” after the word “calculations” in the third line thereof.

(g)	Independent Party.

If Party A is at any time rated below “A3” or “Prime-2” by Moody’s or below “BBB+” or “F2” by Fitch, Party A shall (i) on a weekly basis (on the same date that the Valuation Agent makes its calculation), obtain a calculation from a party which is independent to Party A’s trading desk (or the equivalent) (for example the middle office or market risk department of Party A, Party A’s auditors or a consulting firm in derivative products appointed by Party A) to validate the calculation of any calculation by Party A’s trading desk (or the equivalent); and (ii) upon the written request of Moody’s or Fitch, on a monthly basis, use its best efforts to seek two quotations from Reference Market-makers; provided that if 2 Reference Market-makers are not available to provide a quotation, then fewer than 2 Reference Market-makers may be used for such purpose, and if no Reference Market-makers are available, the Master Issuer Security Trustee will determine an alternative source, for the purpose of calculations. Where more than one quotation is obtained, the quotation representing the greatest amount of Exposure of the Transferee shall be used by the Valuation Agent.”

(h)	Exposure has the meaning specified in Paragraph 10, except that (i) after the word “Agreement” the words “(assuming, for this purpose only, that Part 5(16) (Calculations) of the Schedule is deleted)” shall be inserted and (ii) at the end of the definition of Exposure, the words “with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement” shall be added.

(i)	Definitions. As used in this Annex, the following terms shall mean:

Fitch means Fitch Ratings Ltd and includes any successors thereto;

Moody’s means Moody’s Investors Service Limited and includes any successors thereto;

S&P means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.

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IN WITNESS WHEREOF the parties have signed this Annex as of the date first above written.

ML MBS SERVICES LIMITED	HOLMES MASTER ISSUER PLC

By: /s/ PHIL JUNOD	By: /s/ T. C. R. SHEPHERD
Title:	Title:
Date:	Date:

By: /s/ D. PARENTE	By:
Title:	Title:
Date:	Date:

THE BANK OF NEW YORK, LONDON BRANCH

By:
Title:
Date:

By:
Title:
Date:

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Series 2 Class B1

APPENDIX 1

MOODY’S ELIGIBLE COLLATERAL AND VALUATION PERCENTAGES

	FIRST TRIGGER	SECOND TRIGGER
INSTRUMENT
Sterling Cash	100%	100%
EURO Cash	98%	96%
U.S. Dollar Cash	97%	94%
Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with Remaining Maturity
< 1 Year	97%	94%
1 to 2 years	97%	93%
2 to 3 years	97%	92%
3 to 5 years	97%	91%
5 to 7 years	97%	89%
7 to 10 years	97%	88%
10 to 20 years	97%	84%
> 20 years	97%	82%
Floating-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department
All Maturities	97%	93%
Fixed-Rate U.S. Agency Debentures with Remaining Maturity
< 1 Year	97%	93%
1 to 2 years	97%	92%
2 to 3 years	97%	91%
3 to 5 years	97%	90%
5 to 7 years	97%	88%
7 to 10 years	97%	87%
10 to 20 years	97%	83%
> 20 years	97%	81%
Floating-Rate U.S. Agency Debentures
All Maturities	97%	92%
Fixed-Rate Euro-Zone Government Bonds Rated Aa3 or Above with Remaining Maturity
< 1 Year	98%	96%
1 to 2 years	98%	95%
2 to 3 years	98%	94%
3 to 5 years	98%	92%
5 to 7 years	98%	90%
7 to 10 years	98%	89%
10 to 20 years	98%	84%
> 20 years	98%	83%
Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above
All Maturities	98%	95%
Fixed-Rate United Kingdom Gilts with Remaining Maturity
< 1 Year	100%	99%
1 to 2 years	100%	98%
2 to 3 years	100%	97%
3 to 5 years	100%	96%

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	FIRST TRIGGER	SECOND TRIGGER
5 to 7 years	100%	95%
7 to 10 years	100%	94%
10 to 20 years	100%	89%
> 20 years	100%	87%
Floating-Rate United Kingdom Gilts All Maturities	100%	99%
All other instruments	zero or such other percentage in respect of which Moody’s has delivered a written ratings affirmation in relation to all rated notes	zero or such other percentage in respect of which Moody’s has delivered a written ratings affirmation in relation to all rated notes

For the purpose of the table above, the column headed “First Trigger” applies for so long as (a) the Second Rating Trigger Requirements do not apply or (b) less than 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and the column headed “Second Trigger” applies at any other time.

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Series 2 Class B1
From:	ML MBS Services Limited

To:	Holmes Master Issuer PLC Abbey National House 2 Triton Square Regent’s Place London NW1 3AN

Attention:	Company Secretary

To:	The Bank of New York, London Branch 40th Floor, One Canada Square London E14 5AL

Attention:	Global Structured Finance - Corporate Trustee

20 June 2007

Dear Sirs

Confirmation - Series 2 Class B1 Dollar to Sterling Currency Swap

The purpose of this letter is to confirm the terms and conditions of the swap transaction entered into between us on the Trade Date specified below (the Swap Transaction). This letter constitutes a Confirmation as referred to in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (Series 2 Class B1) and the Schedule thereto entered into between ML MBS Services Limited, Holmes Master Issuer PLC and The Bank of New York, London Branch (the Master Issuer Security Trustee) and dated 6 June 2007 as amended and supplemented from time to time (the Agreement).

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps & Derivatives Association, Inc. (the Definitions) are incorporated into this Confirmation. In the event of any inconsistency between any of the following, the first listed shall govern: (a) this Confirmation, (b) the Master Definitions Schedule, and (c) the Definitions.

The term Transaction as used herein shall, for the purposes of the Definitions, have the same meaning as Swap Transaction.

1.	The following terms relate to all Transactions to which this Confirmation relates:

Party A:	ML MBS Services Limited

Party B:	Holmes Master Issuer PLC

Trade Date:	6 June 2007

Effective Date:	20 June 2007

Termination Date:	The earlier of (a) the Party A Payment Date falling in July 2040 and (b) the date on which all of the Relevant Notes are redeemed in full.

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Dollar Currency Swap Rate:	1.9920 (USD per GBP)

Business Days:	London, New York and TARGET

Business Day Convention:	Modified Following

Calculation Agent:	Party A

Relevant Notes:	Series 2 Class B1 Master Issuer 2007-2 Notes

Party A Floating Amounts:

Party A Currency Amount:
In respect of each Party A Calculation Period, an amount in Dollars equal to the principal amount outstanding of the Relevant Notes on the first day of such Calculation Period (after taking into account any redemption on such day).

Party A Payment Dates:	15 January, 15 April, 15 July and 15 October of each year commencing on 15 October 2007 up to and including the Termination Date.

Floating Rate for Party A initial Calculation Period:	Linear Interpolation based on three month and four month USD-LIBOR-BBA except that references to “Telerate Page 3750” will be replaced by references to “the Reuters Screen LIBOR01 Page”.

Party A Floating Rate Option:	USD-LIBOR-BBA except that references to “Telerate Page 3750” will be replaced by references to “the Reuters Screen LIBOR01 Page”.

Designated Maturity:	three months

Spread:	From and including the Effective Date to (and including) the Party A Payment Date falling in October 2011 plus 0.12% per annum and thereafter plus 0.24% per annum.

Rounding:	Rounded to the nearest cent

Reset Date:	First day of the relevant Calculation Period

Party A Floating Rate Day Count Fraction:	Actual/360

Party B Floating Amounts:

Party B Currency Amount:
In respect of each Party B Calculation Period, an amount in Sterling equivalent to the Party A Currency Amount for the Party A Calculation Period commencing on the first day of such Party B Calculation Period, converted by reference to the Dollar Currency Swap Rate.

Party B Payment Dates:	15 January, 15 April, 15 July and 15 October of each year commencing on 15 October 2007 up to and including the Termination Date.

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Floating Rate for Party B initial Calculation Period:	Linear Interpolation based on three month and four month GBP-LIBOR-BBA is applicable except that references to “Telerate Page 3750” will be replaced by references to “the Reuters Screen LIBOR01 Page”.

Party B Floating Rate Option:	GBP-LIBOR-BBA except that references to “Telerate Page 3750” will be replaced by references to “the Reuters Screen LIBOR01 Page”.

Designated Maturity:	three months

Spread:	From and including the Effective Date to (and including) the Party B Payment Date falling in October 2011 plus 0.14190% per annum and thereafter plus 0.43380% per annum.

Floating Rate Day Count Fraction:	Actual/365(Fixed)

Rounding:	Rounded to the nearest penny

Reset Date:	First day of the relevant Calculation Period

Initial Exchange:

Initial Exchange Date:	20 June 2007

Party A Initial Exchange Amount:	GBP 12,550,000

Party B Initial

Exchange Amount:	USD 25,000,000

Interim Exchange:

Interim Exchange Dates:	Each Party A Payment Date and Party B Payment Date (other than the Termination Date) on which any of the Relevant Notes are redeemed in whole or in part.

Party A Interim Exchange Amount:	In respect of each Interim Exchange Date, an amount in Dollars equal to the amount of the Relevant Notes redeemed on such Interim Exchange Date.

Party B Interim Exchange Amount:	In respect of each Interim Exchange Date, the Sterling equivalent of the Party A Interim Exchange Amount for such Interim Exchange Date converted by reference to the Dollar Currency Swap Rate.

Final Exchange:

Final Exchange Date:	Termination Date

Party A Final Exchange Amount:	An amount in Dollars equal to the principal amount

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Amount:	outstanding of the Relevant Notes on the Final Exchange Date (before taking into account any redemption on such day).

Party B Final Exchange Amount:	The Sterling equivalent of the Party A Final Exchange Amount for the Final Exchange Date converted by reference to the Dollar Currency Swap Rate.

2.	Deferral of Floating Amounts, Interim Exchange Amounts and Final Exchange Amounts:

If any payment of interest under the Relevant Notes is deferred in accordance with the terms and conditions of the Relevant Notes or if Party B otherwise makes only a partial payment of any Party B Floating Amount, Party B Interim Exchange Amount or Party B Final Exchange Amount, then a corresponding part of the Party A Floating Amount, Party A Interim Exchange Amount or Party A Final Exchange Amount (as the case may be) and a pro rata part of the Party B Floating Amount, Party B Interim Exchange Amount or Party B Final Exchange Amount (as the case may be) which, in each case, would otherwise be due in respect of the relevant Party A Payment Date and Party B Payment Date respectively, shall be deferred.

On any subsequent occasion if any payment of interest under the Relevant Notes is deferred (including any payment of a previous shortfall of interest under the Relevant Notes or any payment of interest on such shortfall) in accordance with the terms and conditions of the Relevant Notes or if Party B otherwise makes only a partial payment of any Party B Floating Amount, Party B Interim Exchange Amount or Party B Final Exchange Amount, then all or a corresponding part of the Party A Floating Amount, Party A Interim Exchange Amount or Party A Final Exchange Amount (as the case may be) and a pro rata part of the Party B Floating Amount, Party B Interim Exchange Amount or Party B Final Exchange Amount (as the case may be) shall be deferred.

Any such amount so deferred on the Party A Floating Amount shall be payable on the next Party A Payment Date (together with an additional floating amount accrued thereon at the applicable Party A Floating Rate) and the Party A Floating Amount due on such date shall be deemed to include such amounts.

Any such amount so deferred on the Party B Floating Amount shall be payable on the next Party B Payment Date (together with an additional floating amount accrued thereon accrued at the applicable Party B Floating Rate) and the Party B Floating Amount due on such date shall be deemed to include such amounts.

Any such amount so deferred on the Party B Interim Exchange Amount shall be payable on the next Party B Payment Date on which any Notes are to be redeemed, and the related deferred portion of the Party A Interim Exchange Amount shall also be payable on such date.

Any such amounts so deferred on the Party B Final Exchange Amount and Party A Final Exchange Amount shall not be payable and the parties shall have no further obligations to each other in respect of such amounts.

3.	Additional Termination Event:

In relation to Clause 5.2(e) of the Agreement and the relevant Additional Termination Event set out in the Schedule to the Agreement, in the case of a redemption in full of the Relevant Notes pursuant to Condition 5.5 of the Terms and Conditions the following provisions shall apply:

(a)	the Early Termination Date shall be deemed to occur on the day which is two Local Business Days prior to the Termination Date;

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(b)	notwithstanding Clause 6.3(b) of the Agreement:

(i)	Party B shall pay the Party B Final Exchange Amount to Party A and Party A shall pay the Party A Final Exchange Amount to Party B, in each case, on the Termination Date; and

(ii)	Party A shall pay the Party A Floating Amount calculated in respect of the final Party A Calculation Period to Party B on the Termination Date; and

(iii)	Party B shall pay the Party B Floating Amount calculated in respect of the final Party B Calculation Period to Party A on the Termination Date (the amounts referred to in (i), (ii) and (iii) together being, the Scheduled Payments); and

(c)	for the purposes of Clause 6.5, the Market Quotation in respect of this Terminated Transaction shall be deemed to be the Market Quotation determined in respect of a hypothetical Terminated Transaction having the same terms as this Terminated Transaction but using the anticipated rate of reduction in the Party A Currency Amount and Party B Currency Amount as if paragraph (b)(i) above did not apply and as if the Termination Date were the Party A Payment Date falling in July 2040 less the Market Quotation determined in respect of a hypothetical Terminated Transaction having the same terms as this Terminated Transaction taking paragraph (b)(i) above and the actual Termination Date as determined above into account.

4.	Account Details:

Payments to Party A in USD:

Bank:	Citibank NA, New York

ABA#:	021000089

Account Number:	30602715

Swift Code:	CITIUS33

Payments to Party A in Sterling:

Bank:	HSBC Bank Plc, London

IBAN:	GB61MIDL40051557090853

Sort Code:	40-05-15

Account Number:	57090853

SWIFT:	MIDLGB22

Payments to Party B in USD:

Correspondent Bank:	Citibank, N.A., New York

ABA No.:	021000089

Beneficiary Bank:	Citibank, N.A., London

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Account Number:	11591711

Sort Code:	18 50 04

Beneficiary:	Holmes Master Issuer PLC

IBAN No:	GB 81 CITI 1850 0811 5917 11

SWIFT Code:	CITIGB2L - Citibank London via Citibank
New York, SWIFT code: CITIUS33

Payments to Party B in Sterling:

Bank:	Abbey National plc

Account Number:	90035033

Sort Code:	09-02-40

Beneficiary:	Holmes Master Issuer PLC

SWIFT BIC:	ABBYGB2L

5.	Notice Details:

Party A:	ML MBS Services Limited

Address:	Merrill Lynch Finance Centre
2 King Edward Street
London EC1A 1HQ

Attention:	Phil Junod

Phone Number:	+44 (0)207 9960980

Party B:	Holmes Master Issuer PLC

Address:	c/o Abbey National plc
2 Triton Square
Regent’s Place
London
NW1 3AN

Facsimile Number:	+44 (0) 20 7756 5627

Attention:	Company Secretary

With a copy to:	c/o Abbey National plc
Abbey House (AAM 129)
201 Grafton Gate East
Milton Keynes
MK9 1AN

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Facsimile Number:	+44 (0) 1908 343 019

Attention:	Securitisation Team, Retail Credit Risk

With a copy to the Issuer Security Trustee:	The Bank of New York, London Branch

Address:	40th Floor, One Canada Square
London
E14 5AL

Facsimile Number:	+44 (0) 20 7964 6061/6399

Attention:	Global Structured Finance - Corporate Trustee

6.	Notifications

For the purposes of making any determination or calculation hereunder, the Calculation Agent may rely on any information, report, notice or certificate delivered to it by the Cash Manager or Party B and the Calculation Agent will not be liable for any error, incompleteness or omission regarding such information.

Party B or the Cash Manager acting on its behalf will notify Party A of the amount of principal payments to be made on and the principal amount outstanding of the Notes on each Interest Payment Date no later than two (2) Local Business Days prior to such Interest Payment Date. Party B, or the Master Issuer Security Trustee acting on its behalf, will notify Party A as soon as it is reasonably practical of any early redemption or purchase of the Notes in accordance with the Conditions of the Notes.

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Yours faithfully

ML MBS SERVICES LIMITED

By:          /s/ PHIL JUNOD

Name:

Title:

Confirmed as of the date first written:

HOLMES MASTER ISSUER PLC

By:          /s/ T. C. R. SHEPHERD

Name:

Title:

THE BANK OF NEW YORK, LONDON BRANCH

By:          /s/ D. PARENTE

Name: